Filed pursuant to Rule 424(b)(5)
Registration No. 333-272124

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 22, 2023)

6,300,000 Shares

RenaissanceRe Holdings Ltd.

Common Shares

We are offering 6,300,000 of our common shares as described in this prospectus supplement and the accompanying prospectus.

Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “RNR”. The last reported sale price of our common shares on the NYSE on May 19, 2023 was $198.86 per share.

Kevin J. O’Donnell, our President and Chief Executive Officer, has agreed to purchase 13,020 common shares in this offering at the public offering price. The underwriters will receive the same underwriting discount on the common shares purchased by Mr. O’Donnell as they will on any other shares sold to the public in this offering.

We expect to use the net proceeds from this offering to fund a portion of the cash consideration in the Validus Acquisition (as defined herein), to pay related costs and expenses, and for general corporate purposes. See “Summary — Recent Developments — Validus Acquisition.”

Investing in our common shares involves certain risks. You are urged to carefully read the “Risk Factors” section beginning on page S-8 of this prospectus supplement, along with the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you make your investment decision.

None of the United States Securities and Exchange Commission (the “Commission”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) or any other regulatory body has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Public Offering Price	$192.00	$1,209,600,000
Underwriting Discount(1)	$5.28	$33,264,000
Proceeds to RenaissanceRe Holdings Ltd. (before expenses)	$186.72	$1,176,336,000

(1)	See “Underwriting” beginning on page S-28 of this prospectus supplement for additional discussion regarding underwriting compensation and discounts.

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 945,000 of our common shares at the public offering price less the underwriting discount.

The underwriters expect to deliver the common shares to purchasers on or about May 26, 2023.

Joint Book-Running Managers

Morgan Stanley		Goldman Sachs & Co. LLC
Barclays	Citigroup	Wells Fargo Securities

Senior Co-Manager

RBC Capital Markets

Co-Managers

BMO Capital Markets	BNY Mellon Capital Markets, LLC	HSBC	ING

SOCIETE GENERALE	Dowling & Partners Securities, LLC		PJT Partners

The date of this prospectus supplement is May 23, 2023

Prospectus Supplement

Prospectus

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You should carefully read this prospectus supplement and the accompanying prospectus delivered with this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

We are offering to sell, and are seeking offers to buy, the common shares only in jurisdictions where offers and sales of the common shares are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common shares offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement may be distributed in Bermuda and/or the common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 and the Exchange Control Act 1972 (and the regulations made thereunder) (the “Exchange Control Act”). The permission of the BMA is required, under the provisions of the Exchange Control Act, for all issuances and transfers of shares of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the BMA has granted a general permission. The BMA, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from and/or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which includes our common shares) are listed on an “Appointed Stock Exchange” (including the New York Stock Exchange). In granting the general permission the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

Consent under the Exchange Control Act has been obtained from the BMA for the issue and transfer of our shares to persons non-resident in Bermuda for exchange control purposes and for the issue and transfer of up to 20% of our issued and outstanding shares to persons resident in Bermuda for exchange control purposes. Persons resident in Bermuda, for Bermuda exchange control purposes, may therefore require the prior approval of the BMA in order to acquire any offered shares if the transfer would result in such persons owning more than 20% of our outstanding shares. In granting such consent, the BMA accepts no responsibility for our financial soundness or correctness of any statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, references to “RenaissanceRe,” “we,” “us” and “our” refer to RenaissanceRe Holdings Ltd. and when the context so requires, RenaissanceRe Holdings Ltd. and its subsidiaries. In this prospectus supplement, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of the common shares. The second part is the accompanying prospectus which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, prior to making an investment decision, you should review the risks of investing in the common shares discussed in this prospectus supplement, including under “Risk Factors” beginning on page S-7 of this prospectus supplement. Important information is incorporated into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information.”

VALIDUS REINSURANCE LTD. BASIS OF PRESENTATION

We are voluntarily incorporating into this prospectus supplement the audited consolidated financial statements of Validus Reinsurance Ltd. for the years ended December 31, 2022 and December 31, 2021, which we have filed with the Commission as an exhibit to a Current Report on Form 8-K. The audited consolidated financial statements of Validus Reinsurance Ltd. incorporated into this prospectus supplement by reference do not include financial information on all of the entities to be acquired in the Validus Acqusition. Further, we are not providing financial statements of Validus Reinsurance Ltd. for any period after the year ended December 31, 2022. We are also not providing unaudited pro forma financial information with respect to Validus (as defined herein) in accordance with Regulation S-X published by the Commission because we are not yet required to do so under such regulations. We have filed with the Commission historical financial statements with respect to the businesses we expect to acquire in connection with the Validus Acquisition as well as unaudited pro forma financial information presented in accordance with the requirements of Regulation S-X no later than 71 days after the date that the initial report on Form 8-K disclosing the completion of the Validus Acquisition must be filed. See “Risk Factors — Risks Related to the Validus Acquisition — The historical financial statements of Validus Re incorporated by reference herein are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. For example, we may include certain forward-looking statements with regard to trends in results, prices, volumes, operations, investment results, margins, combined ratios, fees, reserves, market conditions, risk management and exchange rates. This prospectus supplement, including the information incorporated by reference herein, may also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, plans and expectations regarding our response and ability to adapt to changing economic conditions, market standing and product volumes, competition and new entrants in our industry, industry capital, insured losses from loss events, government initiatives and regulatory matters affecting the reinsurance and

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insurance industries. In addition, this prospectus supplement includes forward-looking statements with respect to the Validus Acquisition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus supplement should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including those set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement related to the Validus Acquisition and related to our common shares and this offering, and those contained under “Note on Forward-Looking Statements” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated herein by reference, and under “Note on Forward-Looking Statements” in RenaissanceRe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated herein by reference. We undertake no obligation to release publicly the results of any future revision we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The inclusion of forward-looking statements in this prospectus supplement should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	the risk that the Validus Acquisition may not be completed within the expected timeframe, or at all;

•	the risk that regulatory agencies in certain jurisdictions may impose onerous conditions following the Validus Acquisition;

•	difficulties in integrating the Validus Business (as defined herein);

•	the risk that the due diligence process that we undertook in connection with the Validus Acquisition may not have revealed all facts that may be relevant in connection with the Validus Acquisition;

•	our ability to manage the growth of the Validus Business’ operations successfully following the Validus Acquisition;

•

that the historical financial statements of the Validus Business are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition;

•	risks from our increased debt obligations as a result of the Validus Acquisition;

•	the dilutive impact on our shareholders from the issuance of common shares to AIG in connection with the Validus Acquisition;

•	our exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in our financial results;

•	the effect of climate change on our business, including the trend towards increasingly frequent and severe climate events;

•	the effectiveness of our claims and claim expense reserving process;

•	the effect of emerging claims and coverage issues;

•	the performance of our investment portfolio and financial market volatility;

•	the effects of inflation;

•	the ability of our ceding companies and delegated authority counterparties to accurately assess the risks they underwrite;

•	our ability to maintain our financial strength ratings;

•	the highly competitive nature of our industry;

•	our reliance on a small number of brokers;

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•	collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all;

•	the historically cyclical nature of the (re)insurance industries;

•	our ability to attract and retain key executives and employees;

•	our ability to successfully implement our business, strategies and initiatives;

•	our exposure to credit loss from counterparties;

•	our need to make many estimates and judgments in the preparation of our financial statements;

•	our ability to effectively manage capital on behalf of investors in joint ventures or other entities we manage;

•	changes to the accounting rules and regulatory systems applicable to our business, including changes in Bermuda and U.S. laws or regulations;

•	other political, regulatory or industry initiatives adversely impacting us;

•	our ability to comply with covenants in our debt agreements;

•	the effect of adverse economic factors, including changes in the prevailing interest rates and recession or the perception that recession may occur;

•	the effect of cybersecurity risks, including technology breaches or failure;

•	a contention by the U.S. Internal Revenue Service (the “IRS”) that any of our Bermuda subsidiaries are subject to taxation in the U.S.;

•	the effects of possible future tax reform legislation and regulations in the jurisdictions in which we operate;

•	our ability to determine any impairments taken on our investments;

•	our ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed fund partners;

•	our ability to comply with applicable sanctions and foreign corrupt practices laws; and

•	our dependence on the ability of our operating subsidiaries to declare and pay dividends.

As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The factors listed above, which are discussed in more detail in “Risk Factors” in this prospectus supplement and in our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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SUMMARY

This summary highlights selected information about RenaissanceRe and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase our common shares. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference herein and therein prior to deciding whether to purchase our common shares.

RenaissanceRe Holdings Ltd.

RenaissanceRe is a Bermuda exempted company limited by shares with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Our mission is to match desirable, well-structured risks with efficient sources of capital to achieve our vision of being the best underwriter. We believe that this will allow us to produce superior returns for our shareholders over the long term, and to further our purpose of protecting communities and enabling prosperity. We seek to accomplish these goals by (i) being a trusted, long-term partner to our customers for assessing and managing risk, (ii) delivering responsive and innovative solutions, (iii) leveraging our core capabilities of risk assessment and information management, (iv) investing in these core capabilities in order to serve our customers across market cycles, and (v) keeping our promises.

RenaissanceRe’s core products include property, casualty and specialty reinsurance, and certain insurance products principally distributed through intermediaries, with whom we have cultivated strong long-term relationships. Our strategy focuses on operating as an integrated system of three competitive advantages: superior risk selection, superior customer relationships and superior capital management. We provide value to our customers and partners in the form of financial security, innovative products, and responsive service. We are known as a leader in paying valid claims promptly. There are three principal drivers of profit that generate diversified earnings streams for our business—underwriting income, fee income, and investment income.

We also pursue a number of other opportunities, such as creating and managing our joint ventures and managed funds, executing customized reinsurance transactions to assume or cede risk, and managing certain strategic investments directed at classes of risk other than catastrophe reinsurance. From time to time we consider diversification into new ventures, either through organic growth, the formation of new joint ventures or managed funds, or the acquisition of, or the investment in, other companies or books of business of other companies.

Recent Developments

Validus Acquisition

On May 22, 2023, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with American International Group, Inc., a Delaware corporation and NYSE-listed company (together with its affiliates and subsidiaries, “AIG”) pursuant to which, upon the terms and subject to the conditions thereof, we agreed to, or to cause one of our subsidiaries to, purchase, acquire and accept from certain subsidiaries of AIG, all of their right, title and interest in the shares of certain direct and indirect subsidiaries of AIG, including Validus Holdings, Ltd. (“Validus Holdings”), and Validus Specialty, LLC (“Validus Specialty”). Substantially all of the assets of Validus Holdings is comprised of its equity interest in its wholly-owned subsidiary, Validus Reinsurance, Ltd. (“Validus Re”), the audited consolidated financial statements of which for the years ended

December 31, 2022 and 2021 are incorporated by reference into this prospectus supplement. In the Stock Purchase Agreement, we also agreed to acquire the renewal rights, records and customer relationships of Talbot Underwriting Ltd., an affiliate of AIG (“Talbot”), a specialty (re)insurance group operating within the Lloyd’s market. The acquisitions under the Stock Purchase Agreement, together with the other transactions contemplated in the Stock Purchase Agreement, are referred to herein as the “Validus Acquisition” and we refer to Validus Holdings, Validus Specialty, and their respective subsidiaries (including Validus Re) herein collectively as “Validus” and their collective businesses as the “Validus Business.”

In connection with the Validus Acquisition, we will pay to AIG aggregate consideration of approximately $2.985 billion, subject to adjustment, consisting of the following: (i) cash consideration of approximately $2.735 billion (the “Base Cash Consideration”); and (ii) a number of our common shares with a value of approximately $250 million, which common shares will be valued at the lower of the public offering price in this offering or the closing price of our common shares on May 22, 2023. (the “Base Common Share Consideration”). We have agreed to enter into a registration rights agreement with AIG in respect of the Base Common Share Consideration prior to the completion of the Validus Acquisition. AIG also has the option to make a substantial investment into our Capital Partners vehicles.

As set forth in the Stock Purchase Agreement, AIG is also entitled to cause certain Validus entities to be acquired by us to pay, prior to the completion of the Validus Acquisition, to AIG entities not being acquired by us, one or more dividends in an aggregate amount equal to the estimated excess tangible book value of all acquired entities above $2.1 billion. The amount of dividend is subject to change based on changes in tangible book value as of the date of the dividend. However, if such dividend fails to receive necessary regulatory approvals to be consummated, AIG will cause such Validus entities to maximize the amount of the estimated excess tangible book value of all acquired entities that can be paid by such dividend, and any remaining amount will be retained by the Validus entities and, following the closing, will be paid to AIG in one or more installments upon receipt of requisite regulatory approvals. The Stock Purchase Agreement also includes a reserve development arrangement on net reserves acquired at closing such that AIG retains 95% of risk and reward on the development of in-force reserves.

The Validus Acquisition, which is currently expected to close during the fourth quarter of 2023, is subject to customary closing conditions, including, among others, (i) the receipt of certain approvals of regulatory authorities and government-sponsored entities, (ii) the approval for listing of certain shares issued to AIG on the New York Stock Exchange, (iii) the contribution by AIG to certain Validus subsidiaries of an aggregate amount in cash equal to the amount by which the estimated tangible book value of the acquired entities is less than $2.1 billion, (iv) the consummation of certain restructuring transactions involving certain of the Validus entities, and (v) the redemption, satisfaction or discharge of certain debt obligations of Validus. There is no financing condition for the Validus Acquisition. The completion of this offering is not contingent on the completion of the Validus Acquisition, and the Validus Acquisition is not contingent on the completion of this offering.

The description of the Stock Purchase Agreement included in this prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which we have filed with the Commission as an exhibit to a Current Report on Form 8-K.

In connection with the Validus Acquisition, we also entered into a commitment letter (the “Bridge Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (the “Bridge Lender”). The Bridge Commitment Letter provides for a commitment by the Bridge Lender to provide up to $1.55 billion of loans under a 364-day senior unsecured bridge term loan facility (the “Bridge Loans”) to fund a portion of the cash consideration under the Stock Purchase Agreement and to pay related fees and expenses. Commitments under the Bridge Commitment Letter will be permanently reduced dollar-for-dollar by the net proceeds in the case of certain equity issuances, debt incurrences and asset sales. In addition to this offering, we intend to finance an additional portion of the cash consideration in the Validus Acquisition and related costs and expenses with the net proceeds from the issuance of senior debt securities, which we may offer from time to time pursuant to separate prospectus supplements or otherwise. We may also pursue one or more additional equity issuances and/or debt incurrences to fund the cash portion of the consideration in the Validus Acquisition in lieu of borrowing under the Bridge Loans.

We believe that the Validus Acquisition has several significant strategic benefits for us. We believe that it advances our strategy as a pure-play global property and casualty reinsurer, providing additional scale and increasing our importance with customers and brokers. Through the Validus Acquisition, we expect to gain access to a large, attractive book of reinsurance business that is closely aligned with our existing business mix. We believe the Validus Acquisition can also accelerate our growth in a favorable market, as we believe our increased scale following the Validus Acquisition would position us among the five largest global property and casualty reinsurers. We believe the Validus Acquisition will be immediately accretive to our shareholders upon completion, will increase our gross premiums written by approximately 30%, through expected incremental gross premiums written of approximately $2.7 billion, including approximately $1.8 billion of casualty and specialty gross premiums written expected to book at approximately 95% combined operating ratio, in line with our existing portfolio, and approximately $900 million of property gross premiums written, and will grow our net investment income, with the addition of approximately $4.5 billion of investable assets. We believe that the Validus Acquisition will result in double digit earnings per share accretion on a run rate basis, will be immediately accretive to book value per share and return on equity, and will result in modest initial tangible book value per share dilution offset by significant return on average tangible shareholders’ equity accretion. We also expect the Validus Acquisition to result in material expense synergies within the first two years following completion. At the same time, we intend to deepen our relationship with a core trading partner, AIG, who is one of our five largest clients by premium volume, as the Validus Acquisition provides options for increased future strategic engagement. The statements set forth in this paragraph generally represent our goals and not projections.

Validus

Since its founding in 2005, Validus has evolved from a property catastrophe focused reinsurer to a diversified global reinsurance solutions provider. In July 2018, AIG acquired Validus. Validus is among the world’s largest reinsurers with the financial strength and resources to satisfy the most demanding global clients, while having the ability to provide innovative and client-focused solutions in a complex and evolving marketplace. Validus Re’s head office is in Bermuda, with local offices in North America, United Kingdom, Continental Europe and Asia. Validus has approximately 255 employees.

Validus Holdings was incorporated under the laws of Bermuda on October 19, 2005. Validus Re, a wholly owned subsidiary of Validus Holdings, which comprises substantially all of its assets, was also incorporated under the laws of Bermuda on October 19, 2005. Validus Re is registered as a Class 4 insurer under The Insurance Act 1978 of Bermuda. Validus Re’s subsidiaries include Validus Reinsurance (Switzerland) Ltd. (“VRS”), which is licensed as a reinsurer by FINMA in Switzerland and is also a licensed permit company through its Bermuda branch, which is registered as a Class 4 insurer under The Bermuda Insurance Act; and AlphaCat Managers Ltd., a Bermuda-based investment adviser for a series of insurance-linked securities funds and vehicles.

The Validus strategy has been to be a leader in the global reinsurance markets. Validus aims to use capital efficiently by underwriting a portfolio of reinsurance contracts that maximizes the return on equity subject to prudent risk constraints on the amount of capital that it exposes to any single event.

Validus Re primarily offers treaty reinsurance coverage on a global basis in the property and specialty (including casualty) markets. Validus Re manages underwriting risks through a variety of means, including contract terms, portfolio selection, diversification by lines of business and by geographies, retrocession purchasing, and by using proprietary and commercially available third-party vendor models. Operating from eight offices internationally, Validus Re is able to provide a broad suite of reinsurance products and services, backed by highly rated capital and specialized local knowledge globally. The Validus Acquisition also includes renewal rights to the Talbot reinsurance business, which provides a broad suite of reinsurance products and services.

Financial Highlights from Validus Acquisition

We are incorporating into this prospectus supplement the audited consolidated financial statements of Validus Re for the years ended December 31, 2022 and December 31, 2021, which we have filed with the Commission as an exhibit to our Current Report on Form 8-K filed with the Commission on May 22, 2023. Selected financial highlights from those financial statements are set forth below. The financial highlights included below and other financial information related to Validus in this prospectus supplement should be read together with the audited consolidated financial statements of Validus Re for the years ended December 31, 2022 and December 31, 2021, which are incorporated herein by reference.

	As of and for the years ended, December 31,
	2022	2021
	(in millions, except percentages)
Gross premiums written	$3,080	$3,171
Net premiums written	2,529	2,452
Net (loss) income	(90)	108
Combined Ratio	94.4%	101.0%
Total investments and cash	4,694	4,779
Total shareholder’s equity	3,307	3,548

The $3.1 billion in gross premiums written for the year ended December 31, 2022, includes fronted business of $153 million, reinstatement premium of $76 million, and estimated premium income adjustments of $195 million. We would expect to renew $2.7 billion in gross premiums written following the Validus Acquisition, split approximately 11% in credit, 19% in specialty, 35% in property, and 36% in casualty.

As of and for the year ended December 31, 2022, Validus Re had a 63.4% loss ratio and a 94.4% combined ratio, $5.0 billion in gross reserves, or $3.1 billion on a net basis, $4.7 billion in invested assets and cash, and $3.3 billion in unlevered tangible equity. Combined ratio is calculated as (i) the sum of losses and loss expenses, policy acquisition costs, and general and administrative expenses, divided by (ii) net premiums earned. Loss ratio is calculated as (i) losses and loss expenses, divided by (ii) net premiums earned. Validus Re has been assigned financial strength ratings of “A+” by S&P and “A” by AM Best.

As a result of purchase price accounting adjustments in connection with the acquisition, and assuming the Validus Acquisition had been completed on March 31, 2023, we would have expected to record approximately $530 million in total identifiable intangible assets and approximately $80 million in goodwill (reflecting the excess purchase price over fair value).

The audited consolidated financial statements of Validus Re incorporated into this prospectus supplement by reference do not include financial information on all of the entities to be acquired in the Validus Acquisition. Further, we are not providing financial statements of Validus Re for any period after the year ended December 31, 2022. We are also not providing unaudited pro forma financial information with respect to Validus in accordance with Regulation S-X published by the Commission because we are not yet required to do so under such regulations. We have filed with the Commission historical financial statements with respect to the businesses we expect to acquire in connection with the Validus Acquisition as well as unaudited pro forma financial information presented in accordance with the requirements of Regulation S-X no later than 71 days after the date that the initial report on Form 8-K disclosing the completion of the Validus Acquisition must be filed. See “Risk Factors — Risks Related to the Validus Acquisition — The historical financial statements of Validus Re incorporated by reference herein are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition.”

Additional Financing

Subsequent to this offering, we intend to finance an additional portion of the cash consideration in the Validus Acquisition and related costs and expenses with the net proceeds from the issuance of senior debt securities, which we may offer from time to time pursuant to separate prospectus supplements or otherwise. We may also pursue other financing opportunities to fund such amounts.

The Offering

The following summary of the offering contains basic information about the offering and our common shares, par value $1.00 per share (the “common shares”), and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common shares, please refer to “Description of Our Common Shares” in this prospectus supplement.

Issuer	RenaissanceRe Holdings Ltd.

Common Shares Offered	6,300,000 common shares.

Underwriters’ Option	Up to 945,000 common shares.

Common Shares Outstanding After this Offering	50,231,597 shares (or 51,176,597 shares if the underwriters’ option to purchase additional shares is exercised in full).

Use of Proceeds	We intend to use the net proceeds from this offering to fund a portion of the cash consideration in the Validus Acquisition, to pay related costs and expenses, and for general corporate purposes. The completion of this offering is not contingent upon the completion of the Validus Acquisition, and the Validus Acquisition is not contingent on the completion of this offering. See “Use of Proceeds.”

Dividend Policy	Historically, our Board of Directors (the “Board”) has declared quarterly dividends on our common shares. The declaration and payment of dividends are subject to the discretion of the Board and depend, among other things, on our financial condition, general business conditions, legal, contractual and regulatory restrictions regarding the payment of dividends by us and our subsidiaries and other factors which the Board may in the future consider to be relevant. The laws of the various jurisdictions in which we and our subsidiaries are organized restrict the ability of RenaissanceRe to pay dividends to its shareholders and of our subsidiaries to pay dividends to RenaissanceRe.

Risk Factors	Investing in our common shares involves certain risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Listing	Our common shares are traded on the NYSE under the symbol “RNR.”

Insider Participation	Kevin J. O’Donnell, our President and Chief Executive Officer, has agreed to purchase 13,020 common shares in this offering at the public offering price. The underwriters will receive the same underwriting discount on the common shares purchased by Mr. O’Donnell as they will on any other shares sold to the public in this offering.

The number of shares outstanding after this offering is based on 43,931,597 common shares outstanding as of March 31, 2023, and does not include 1,223,018 common shares reserved for future issuance under our Amended and Restated 2016 Long-Term Incentive Plan, as amended (our “2016 Long-Term Incentive Plan”) as of March 31, 2023.

Unless we specifically state otherwise, the information in this prospectus supplement does not give effect to the exercise by the underwriters pursuant to this offering of their option to purchase up to an additional 945,000 of our common shares.

RISK FACTORS

Your investment in the common shares will involve a degree of risk, including those risks that are described in this section. Before deciding whether an investment in the common shares is suitable for you, you should carefully consider the following risk factors described below, together with other information presented or incorporated by reference in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K under “Risk Factors” for the year ended December 31, 2022, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. The risks and uncertainties described below are not the only ones relevant to an investment in the common shares. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of the common shares could decline substantially. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See “Disclosure Regarding Forward-Looking Statements.”

Risks Related to the Validus Acquisition

The Validus Business is subject to many of the same risks we are, and the Validus Acquisition will increase our exposure to many of the risks described under the heading “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. In addition to those risks, you should carefully consider the following risks related to the Validus Acquisition. The below risks related to the Validus Acquisition should be read together with the audited consolidated financial statements of Validus Re for the years ended December 31, 2022 and December 31, 2021, which are incorporated herein by reference.

The Validus Acquisition may not be completed within the expected timeframe, or at all.

Completion of the Validus Acquisition is subject to the satisfaction or waiver of a number of conditions precedent, including relevant antitrust and regulatory clearances. Any relevant regulatory agency may refuse or delay its approval or seek to make its approval subject to compliance with unanticipated or onerous conditions. The Validus Acquisition is also subject to a number of other conditions beyond our control that may prevent, delay or otherwise negatively affect its completion. We cannot predict whether and when these other conditions will be satisfied. Failure to complete the Validus Acquisition would, and any delay in completing the Validus Acquisition could, prevent us from realizing the benefits that we expect from the Validus Acquisition. The completion of this offering is not contingent upon the completion of the Validus Acquisition.

Regulatory agencies in certain jurisdictions may impose onerous conditions following the Validus Acquisition.

In certain jurisdictions, although consent may not be required from the relevant regulator, there is a risk that the regulator may impose onerous requirements on us following the Validus Acquisition. These conditions could have the effect, among other things, of imposing significant additional costs, limiting our revenues, requiring divestitures of certain assets, reducing the anticipated benefits of the Validus Acquisition or imposing other operating restrictions.

We may experience difficulties in integrating the Validus Business.

Our ability to achieve the benefits we anticipate from the Validus Acquisition will depend in large part upon whether we are able to integrate the Validus Business into our business in an efficient and effective manner. We may not be able to integrate the Validus Business smoothly or successfully and the process may take longer than expected. The integration of certain operations and the differences in operational culture following the Validus Acquisition will require the dedication of significant management resources, which may distract management’s attention from day-to-day business operations. If we are unable to successfully integrate the operations of the Validus Business into our business, we may be unable to realize the anticipated benefits we expect to achieve as a result of the Validus Acquisition and our business and results of operations could be adversely affected.

The success with which we are able to integrate the Validus Business will depend on our ability to manage a variety of issues, including the following:

•	Loss of key personnel or higher than expected employee attrition rates could adversely affect the performance of the Validus Business and our ability to integrate it successfully.

•

Customers of the Validus Business may reduce, delay or defer decisions concerning their use of the insurance and reinsurance products and services of the Validus Business as a result of the Validus Acquisition or uncertainties related to the consummation of the Validus Acquisition, including any potential unfamiliarity with our brand in regions where we have not had a significant presence prior to the time of the Validus Acquisition.

•

Integrating the Validus Business with our existing operations will require us to coordinate geographically separated organizations, address possible differences in corporate culture and management philosophies, merge financial processes and risk and compliance procedures and combine separate information technology platforms.

There is the risk that we will be exposed to obligations and liabilities of the Validus Business that are not adequately covered, in amount, scope or duration, by the indemnification provisions in the Stock Purchase Agreement and related agreements or reflected or reserved for in the Validus Business’ historical financial statements, and there is the risk that such historical financial statements may contain errors. We may become exposed to obligations and liabilities that were undiscovered in the course of performing due diligence of the Validus Business in connection with the Validus Acquisition and, therefore, may not be adequately addressed in the Stock Purchase Agreement and related agreements. Any of these liabilities, individually or in the aggregate, could have a material adverse effect on our business, financial condition or results of operations.

We expect to incur significant one-time costs in connection with the Validus Acquisition and the related integration of the Validus Business. The costs and liabilities actually incurred in connection with the Validus Acquisition and subsequent integration process may exceed those anticipated.

The due diligence process that we undertook in connection with the Validus Acquisition may not have revealed all facts that may be relevant in connection with the Validus Acquisition.

In deciding whether to enter into the Stock Purchase Agreement, we conducted the due diligence investigation that we deemed reasonable and appropriate based on the facts and circumstances applicable to the Validus Acquisition. When conducting due diligence, we are required to evaluate important and complex business, financial, tax, accounting, technological, governance, legal and regulatory issues. In addition to our employees, outside consultants, legal advisors and accountants were involved in the due diligence process in varying degrees. Despite our efforts, the results of our due diligence may not be complete and accurate or, even if complete and accurate, may not be sufficient to identify all relevant facts, which could prevent us from realizing the anticipated benefits we expect to achieve as a result of the Validus Acquisition and our business and results of operations could be adversely affected.

Following the Validus Acquisition, our prospects may be materially and adversely affected if we are not able to manage the growth of the Validus Business’ operations successfully.

Future growth of our business and the Validus Business will require, among other things, the continued development of adequate underwriting and claim handling capabilities and skills, sufficient capital base, increased marketing and sales activities, and the hiring and training of new personnel. There can be no assurance that we will be successful in managing future growth. In particular, there may be difficulties in hiring and training sufficient numbers of customer service personnel and agents to keep pace with any future growth in the number of customers in our developing or developed markets. In addition, we may experience difficulties in upgrading, developing and expanding information technology systems quickly enough to accommodate any future growth. If we are unable to manage future growth following the Validus Acquisition, our prospects may be materially and adversely affected.

The historical financial statements of Validus Re incorporated by reference herein are not representative of the future financial position, future results of operations or future cash flows of the Validus Business following the Validus Acquisition.

The financial position, results of operations and cash flows of Validus Re presented in the historical financial statements of Validus Re, which are incorporated by reference in this prospectus supplement, are the financial statements of Validus Re only, and not of all of the Validus entities to be acquired in the Validus Acquisition, and accordingly they do not present a complete picture of the Validus Business. Further, the financial statements of Validus Re incorporated by reference herein are as of and for the year ended December 31, 2022, and do not reflect the financial position, results of operations and cash flows of Validus Re at any point in time subsequent to December 31, 2022, including as of or for the quarter ended March 31, 2023, for which financial statements have not been provided.

Additionally, even with respect to Validus Re, the financial position, results of operations and cash flows presented in the financial statements incorporated by reference herein may be different from those that would have resulted had Validus Re been operated as part of our business and different from those that may result in the future from Validus Re being operated as a part of our business. This is primarily because, among other things:

•	The historical financial information reflects allocation of expenses from AIG. Such allocations may be different from the comparable expenses Validus Re would have incurred as part of our business.

•

Certain factors resulting from the Validus Acquisition will impact the financial position, results of operations and cash flows of Validus Re as a result of Validus Re being operated as a part of our business, including, but not limited to, fair value adjustments, policy differences, the price of our common shares and tax impacts.

Accordingly, the historical financial statements of Validus Re incorporated by reference herein should not be viewed as indicative of the future financial position, future results of operations or future cash flows of Validus Re following the Validus Acquisition, or as indicative of the financial position, results of operations or cash flows of the Validus Business for any period.

Increased debt obligations as a result of the Validus Acquisition could have negative consequences.

Subsequent to this offering, we intend to finance an additional portion of the cash consideration in the Validus Acquisition and related costs and expenses with the net proceeds from the issuance of senior debt securities, which we may offer from time to time pursuant to separate prospectus supplements or otherwise. We also entered into the Bridge Commitment Letter pursuant to which the Bridge Lender committed to provide the Bridge Loans, subject to the terms of the Bridge Commitment Letter. To the extent we issue senior debt securities and/or incur indebtedness under the Bridge Loans to fund a portion of the cash consideration in the Validus Acquisition, our increased debt obligations could have negative consequences, including:

•	Making us more vulnerable to general adverse economic and industry conditions;

•	Requiring us to dedicate increased cash flow from operations to the payment of principal and interest on our debt, thereby reducing the funds we have available for other purposes;

•	Reducing our ability to execute on our strategy and reducing our flexibility in planning for or reacting to changes in our business and market conditions; and

•	Limiting our access to capital markets such that additional capital may not be available or may only be available on unfavorable terms.

The issuance of common shares to AIG in connection with the Validus Acquisition will have a dilutive impact on our shareholders.

We have agreed to issue to AIG the Base Common Share Consideration at the completion of the Validus Acquisition, as described elsewhere in this prospectus supplement. See “Summary — Recent Developments — Validus Acquisition.” As a result of this issuance, if the Validus Acquisition occurs, more of our common shares will be outstanding and each of our existing shareholders will own a smaller percentage of our common shares then outstanding.

Risks Related to Our Common Shares and This Offering

Because we are a holding company, we are dependent on dividends and payments from our subsidiaries.

As a holding company with no direct operations, we rely on our investment income, cash dividends and other permitted payments from our subsidiaries to make principal and interest payments on our debt and to pay dividends to our shareholders. From time to time, we may not have sufficient liquid assets to meet these obligations. Regulatory restrictions on the payment of dividends under Bermuda law, Swiss law and various U.S. laws regulate the ability of our subsidiaries to pay dividends. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends to our shareholders or to repay our indebtedness.

Some aspects of our corporate structure may discourage third-party takeovers and other transactions or prevent the removal of the Board and our management.

Some provisions of our Amended and Restated Bye-laws (our “Bye-Laws”) may discourage third parties from making unsolicited takeover bids or prevent the removal of the Board and our management. In particular, our Bye-Laws prohibit transfers of our capital shares if the transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our shares, unless otherwise waived at the discretion of the Board. In addition, our Bye-Laws reduce the total voting power of any shareholder owning, directly or indirectly, beneficially or otherwise, more than 9.9% of our common shares to not more than 9.9% of the total voting power of our shares unless otherwise waived at the discretion of the Board. These provisions may have the effect of deterring purchases of large blocks of our common shares or proposals to acquire us, even if our shareholders might deem these purchases or acquisition proposals to be in their best interests.

In addition, our Bye-Laws provide for, among other things:

•	a classified Board, whose size is generally fixed and whose members may be removed by the shareholders only for cause upon a 66 2/3% vote;

•	restrictions on the ability of shareholders to nominate persons to serve as directors, submit resolutions to a shareholder vote and requisition special general meetings;

•	a large number of authorized but unissued shares which may be issued by the Board without further shareholder action; and

•	a 66 2/3% shareholder vote to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws.

These Bye-Law provisions make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise and could discourage a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of the Board and our management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

In addition, many jurisdictions in which our insurance and reinsurance subsidiaries operate have laws and regulations that require regulatory approval of a change in control of an insurer or an insurer’s holding company.

Where such laws apply to us and our subsidiaries, there can be no effective change in our control unless the person seeking to acquire control has filed a statement with the regulators and has obtained prior approval for the proposed change from such regulators. Under these laws, control is typically presumed when a person acquires, directly or indirectly, 10% or more of the voting power of the insurance company or its parent, although this presumption is rebuttable. Therefore, a person may not acquire 10% or more of our common shares without the prior approval of the applicable insurance regulators.

Applicable insurance laws may also have an anti-takeover effect.

Before a person can acquire control of a U.S. insurance company, prior written approval must be obtained from the insurance commissioner of the state where that insurance company is domiciled or deemed commercially domiciled. Prior to granting approval of an application to acquire control of a domestic insurance company, a state insurance commissioner will consider such factors as the financial strength of the applicant, the integrity and competence of the applicant’s board of directors and executive officers, the acquiror’s plans for the future operations of the insurance company and any anti-competitive results that may arise from the consummation of the acquisition of control. Because any person who acquired control of RenaissanceRe would thereby acquire indirect control of its insurance company subsidiaries in the United States, the insurance change of control laws of Maryland would apply to such a transaction. This could have the effect of delaying or even preventing such a change of control.

Investors may have difficulty in serving process or enforcing judgments against us in the U.S.

We are a Bermuda company. In addition, many of our officers and directors reside in countries outside the U.S. All or a substantial portion of our assets and the assets of these officers and directors may be located outside the U.S. Investors may have difficulty effecting service of process within the U.S. on our directors and officers who reside outside the U.S. or recovering against us or these directors and officers on judgments of U.S. courts based on civil liabilities provisions of the U.S. federal securities laws whether or not we appoint an agent in the U.S. to receive service of process.

Sales of a significant number of our common shares in the public markets and other transactions that we may pursue, could depress the market price of our common shares.

Sales of a substantial number of common shares or equity-linked securities in the public markets and the perception that those sales may occur could adversely affect the market price of our common shares. In addition, future issuances of equity or equity-linked securities may dilute the interests of our existing shareholders, including you, and cause the market price of our common shares to decline. We may issue equity or equity-linked securities in the future for a number of reasons, including to finance our operations and business strategy, to adjust our ratio of debt to equity, to address regulatory capital concerns, or to satisfy our obligations upon the exercise of outstanding options or warrants. We may issue equity or equity-linked securities in transactions that generate cash proceeds, transactions that free up regulatory capital but do not immediately generate or preserve substantial amounts of cash, and transactions that generate regulatory or balance sheet capital only and do not generate or preserve cash. We cannot predict the effect that these transactions would have on the market price of our common shares.

The price of our common shares may be volatile.

There has been significant volatility in the market for equity securities. The price of our common shares may not remain at or exceed current levels. The following factors, in addition to those described in other risk factors above and below, may have an adverse impact on the market price of our common shares: actual or anticipated variations in our quarterly results, including as a result of catastrophes or our investment performance; our share repurchase program; changes in market valuation of companies in the insurance and reinsurance industry; changes in expectations of future financial performance or changes in estimates of

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securities analysts; fluctuations in stock market processes and volumes; issuances or sales of common shares or other securities in the future; the addition or departure of key personnel; and announcements by us or our competitors of acquisitions, investments or strategic alliances.

Stock markets in the United States continue to experience volatile price and volume fluctuations. Such fluctuations, as well as general political conditions, the current economic conditions, or interest rate or currency rate fluctuations, could adversely affect the market price of our common shares.

Our common shares will rank junior to our 5.750% Series F Preference Shares and our 4.20% Series G Preference Shares with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs.

Our common shares will rank junior to our 5.750% Series F Preference Shares and our 4.20% Series G Preference Shares with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up of our affairs. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding 5.750% Series F Preference Shares and 4.20% Series G Preference Shares through the most recently completed dividend period, no dividends may be declared or paid on our common shares subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up of our affairs, no distribution of our assets may be made to holders of our common shares until we have paid to holders of our 5.750% Series F Preference Shares and 4.20% Series G Preference Shares, with respect to amounts payable upon liquidation, dissolution or winding-up of our affairs, the respective liquidation preference to which they are entitled, plus accumulated and unpaid dividends, if applicable.

USE OF PROCEEDS

We estimate that the net proceeds available to RenaissanceRe from this offering will be approximately $1,175,586,000 million after deducting the underwriting discounts and estimated offering expenses payable by us (or approximately $1,352,036,400 if the underwriters exercise their option pursuant to this offering to purchase additional common shares in full).

We intend to use the net proceeds from this offering to fund a portion of the cash consideration in the Validus Acquisition, to pay related costs and expenses, and for general corporate purposes. The completion of this offering is not contingent on completion of the Validus Acquisition, and the Validus Acquisition is not contingent on the completion of this offering.

CAPITALIZATION

The following table sets forth RenaissanceRe’s consolidated capitalization at March 31, 2023 (1) on a historical basis, and (2) as adjusted to give effect to the sale of 6,300,000 common shares in this offering (assuming no exercise of the underwriters’ option) after deducting estimated underwriting discounts in this offering and estimated offering expenses payable by us. The information in this table is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. This table should be read in conjunction with RenaissanceRe’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022 and RenaissanceRe’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023, which reports are incorporated into this prospectus supplement by reference.

The following table does not give effect to the issuance of senior debt securities, which we may offer from time to time pursuant to separate prospectus supplements or otherwise, with which we intend to finance an additional portion of the cash consideration in the Validus Acquisition and related costs and expenses. It also does not give effect to the Validus Acquisition or any indebtedness incurred in connection therewith, including the Bridge Loans. See “Summary—Recent Developments—Validus Acquisition.”

	At March 31, 2023
	Actual (Carrying Value)	As Adjusted (Carrying Value)
	(in millions, except percentages)
Debt
RenaissanceRe revolving credit facility(1)	$—	$—
3.700% Senior Notes due 2025	299.3	299.3
4.750% Senior Notes due 2025 (DaVinciRe)(2)	149.4	149.4
3.450% Senior Notes due 2027	297.9	297.9
3.600% Senior Notes due 2029	394.4	394.4

Total debt	1,141.0	1,141.0
Shareholders’ equity
Series F preference shares	250.0	250.0
Series G preference shares	500.0	500.0
Common shareholders’ equity	5,115.5	6,291.1

Total shareholders’ equity	5,865.5	7,041.1

Total capitalization	$7,006.5	$8,182.1

Ratio of total debt to total capitalization	16.3%	13.9%

(1)

RenaissanceRe is party to a $500 million unsecured revolving credit facility, of which none was drawn at March 31, 2023. This facility is with a syndicate of commercial banks, including certain of the underwriters and/or their respective affiliates.

(2)

RenaissanceRe owns a non-controlling economic interest in its joint venture DaVinciRe Holdings Ltd., the parent of DaVinci Reinsurance Ltd. (“DaVinci”), which we refer to in this prospectus supplement as DaVinciRe. Because RenaissanceRe controls a majority of DaVinciRe’s outstanding voting rights, the consolidated financial statements of DaVinciRe are included in the consolidated financial statements of RenaissanceRe. However, RenaissanceRe does not guarantee or provide credit support for DaVinciRe and RenaissanceRe’s financial exposure to DaVinciRe is limited to its investment in DaVinciRe’s shares and counterparty credit risk arising from reinsurance transactions.

DESCRIPTION OF OUR COMMON SHARES

The following is a summary of certain provisions of our Memorandum of Association (our “Memorandum”) and Bye-Laws. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of these governing documents are incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part. Whenever we refer to particular sections or defined terms our Memorandum or our Bye-Laws, such sections or defined terms are incorporated herein by reference and the statement in connection with such reference is made and is qualified in its entirety by such reference.

Our common shares are listed on the NYSE under the symbol “RNR”. The common shares currently issued and outstanding are fully paid and non-assessable (as such is understood under Bermuda law). We have authorized the issuance of 225,000,000 common shares, and 43,931,577 shares were issued and outstanding at May 1, 2023. The common shares offered by this prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable (as such is understood under Bermuda law). There are no provisions of Bermuda law or our Memorandum and Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of them not being residents of Bermuda.

Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Subject to the voting restrictions set forth below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights. In the event of a liquidation, dissolution, or winding-up of the Company, the holders of common shares are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preference shares. Authorized but unissued common shares may be issued at any time and at the discretion of the Board without the approval of the shareholders of the Company with such rights, preferences and limitations as the Board may determine. Holders of common shares have one vote for each common share held on all matters submitted to a vote on a poll of such holders. Most matters to be approved by holders of common shares require approval by a simple majority vote. All matters relating to a liquidation or sale of all or substantially all of the assets of the Company shall require the affirmative vote of a majority of the voting rights attached to all issued and outstanding capital shares of the Company entitled to vote thereon. All matters relating to an amalgamation or other reorganization of the Company with or into another company (other than “short-form” amalgamations pursuant to section 107 of the Companies Act 1981 of Bermuda) shall require the affirmative vote of a majority of all issued and outstanding capital shares of the Company. All matters relating to a merger by the Company into another company (other than “short-form” mergers pursuant to section 107 of the Companies Act 1981 of Bermuda) shall require the approval of the holders of three-fourths of the Company’s shares present in person or by proxy at a meeting and voting thereon.

The holders of common shares will receive such dividends, if any, as may be declared by the Board out of funds legally available for such purposes. Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due or (ii) the realizable value of the company’s assets would thereby be less than its liabilities.

Transfer Agent

Our registrar and transfer agent for our common shares is Computershare Shareowner Services LLC.

Transfer of Shares

Our Bye-Laws contain various provisions affecting the transferability of our shares. Under our Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

(1) unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer; or

(2) unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained.

In addition, our Bye-Laws provide that no Person shall be permitted to own or control shares in RenaissanceRe to the extent such ownership would result in such Person or any other any Person being considered to own or control Controlled Shares, as the Board may determine in its sole discretion, and such ownership of Controlled Shares (i) would render any Person a Ten Percent Shareholder, (ii) cause RenaissanceRe to become a “controlled foreign corporation” within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause RenaissanceRe to become a “foreign personal holding company” within the meaning of section 552 of the Code. The Board has the right to waive these restrictions in its sole discretion and may decline to register any transfer of shares if the transfer, in the discretion of the Board, would have any of the effects described in clauses (i)-(iii) above. These limits may have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Law Provisions.”

“Controlled Shares” in reference to any Person means (i) all capital shares of RenaissanceRe such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the Code) and (ii) all capital shares of RenaissanceRe directly, indirectly or beneficially owned by such Person (within the meaning of section 13(d) of the Exchange Act).

“Ten Percent Shareholder” means a Person who the Board determines, in its sole and absolute discretion, owns or controls Controlled Shares representing more than 9.9% of the total voting rights of all of our issued and outstanding capital shares.

“Person” means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, a government, agency or political subdivision thereof, an entity or arrangement treated as one of the foregoing for U.S. income tax purposes, or a “group” within the meaning of section 13(d) of the Exchange Act.

Our Bermuda counsel has advised us that, while the precise form of the restrictions on transfers contained in our Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

Anti-Takeover Effects of Certain Bye-Law Provisions

Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of the Board and our management.

In addition to those provisions of our Bye-Laws discussed above under “Transfers of Shares,” set forth below is a description of certain other provisions of our Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to our Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

Board of Director Provisions.

Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors although the incumbent Board may increase its size to eleven members; there are currently eleven members of the Board. In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our issued and outstanding paid-up share capital is submitted within the specified time period.

We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.

Our classified Board makes it more difficult for shareholders to change the composition of the Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest. In addition, because the classification provisions may discourage accumulations of large blocks of our shares by purchasers whose objective is to take control of RenaissanceRe and remove a majority of the Board, the classification of the Board could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulation of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher price than might otherwise be the case.

Voting Rights Limitations. Our Bye-Laws provide that to the extent a Person shall be deemed by the Board in its sole discretion to own or control Controlled Shares which represent in excess of 9.9% of the voting rights attached to all of our issued and outstanding capital shares, then all such excess Controlled Shares shall carry no voting rights and the voting rights of such excess Controlled Shares shall be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject to certain exceptions designed to avoid having such allocation cause any other shareholder to become a Ten Percent Shareholder. The Board has the right to waive these restrictions in its sole discretion.

Restrictions on Certain Shareholder Actions.

Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	requisition special general meetings.

Generally, our Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in our Bye-Laws are met. These requirements include giving written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking specified actions within specified time periods, and requiring a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to our Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Supermajority Requirements For Certain Amendments. Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of our Bye-Laws. The provisions include, among others things, those relating to: the size of the Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to our Bye-Laws intended to facilitate the acquisition or exercise of control over us.

Availability of Shares for Future Issuances; Shareholder Rights Plan. We have a large number of authorized but unissued shares available for issuance. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make a change in our control more difficult. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter share ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited share accumulation programs and acquisition proposals.

TAXATION

The following statements under “Taxation of RenaissanceRe Holdings Ltd. and its Bermuda subsidiaries — Bermuda” and “Taxation of Shareholders — Bermuda Taxation”, to the extent they constitute statements of Bermuda law, are, subject to the limitations, qualifications and assumptions set forth below, the opinion of Carey Olsen Bermuda Limited. The following statements of U.S. federal tax law under “Taxation of RenaissanceRe Holdings Ltd. and its Bermuda subsidiaries — United States” and “Taxation of Shareholders — United States Taxation of U.S. Shareholders”, to the extent they constitute statements of U.S. federal income tax law, are, subject to the limitations, qualifications and assumptions set forth below, the opinion of Sidley Austin LLP. Statements herein regarding the beliefs, expectations and intentions of RenaissanceRe represent the view of management and do not represent the opinions of counsel. The opinions of these firms do not address, and do not include, opinions as to whether RenaissanceRe or any of our subsidiaries has a permanent establishment in the U.S., any factual or accounting matters, determinations or conclusions such as to whether RenaissanceRe or any of our subsidiaries is engaged in a U.S. trade or business, related person insurance income (“RPII”) amounts and computations and components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to RenaissanceRe’s business or activities, and the business or activities of the Non-U.S. subsidiaries of RenaissanceRe, all of which are matters and information determined and provided by RenaissanceRe. The following discussion is based upon current law and describes material U.S. federal income and Bermuda tax considerations that may be relevant to a prospective investor considering an investment in our common shares pursuant to this offering. The following discussion does not address any tax considerations other than Bermuda and U.S. federal income (and certain estate) tax considerations. The tax treatment of a holder of common shares for U.S. federal, state, local or non-U.S. tax purposes may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares. If an entity treated as a partnership for U.S. federal income tax purposes invests in a common share, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of a common share. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF OWNING COMMON SHARES.

Taxation of RenaissanceRe Holdings Ltd. and its Non-U.S. subsidiaries

Bermuda

RenaissanceRe and its Bermuda subsidiaries have each received from the Minister of Finance of Bermuda an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, to the effect that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not be applicable to RenaissanceRe or any of its Bermuda subsidiaries or to any of their operations or their shares, debentures or other obligations until March 2035. These assurances are subject to the proviso that they are not to be construed so as to prevent the application of any tax to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with real property owned or leased by RenaissanceRe or any of its Bermuda subsidiaries. RenaissanceRe and its Bermuda subsidiaries are required to pay certain annual Bermuda government fees. Additionally, the Bermuda insurance subsidiaries of RenaissanceRe are required to pay certain annual insurance license fees as insurers under the Insurance Act 1978 of Bermuda.

United States

RenaissanceRe believes that, to date, RenaissanceRe and, with certain exceptions, our non-U.S. subsidiaries have operated and, in the future, will continue to operate their respective businesses in a manner that will not cause any of them to be treated as being engaged in a U.S. trade or business. On this basis, RenaissanceRe does not expect to, nor does it generally expect such non-U.S. subsidiaries to, be required to pay U.S. corporate income tax, other than certain withholding taxes described below. However, as the question of whether a corporation is engaged in a U.S. trade or business is inherently factual and there are no definitive standards provided by the U.S. Internal Revenue Code, existing or proposed regulations thereunder or judicial precedent, counsel has not rendered a legal opinion on this issue. There can be no assurance that the IRS could not successfully contend that some or all of RenaissanceRe or our non-U.S. subsidiaries are engaged in such a trade or business. Further, certain of our non-U.S. subsidiaries have elected to be treated as U.S. corporations (and are not considered non-U.S. subsidiaries for the remainder of this discussion) or operate in a manner that gives rise to a U.S. trade or business (and, if relevant under an applicable income tax treaty, a U.S. permanent establishment).

To the extent that some or all of RenaissanceRe or our non-U.S. subsidiaries are engaged in a U.S. trade or business, the entities treated as engaged in a U.S. trade or business, unless exempted from tax by income tax treaty, would be subject to U.S. corporate income tax on that portion of their respective net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. The U.S. corporate income tax is currently imposed at the rate of 21% on net corporate profits and the U.S. corporate branch profits tax is imposed at the rate of 30% (or lower rate specified by an applicable income tax treaty) on a corporation’s after-tax profits deemed distributed as a dividend.

Even though RenaissanceRe has taken and intends to continue to take the position that RenaissanceRe and certain of our non-U.S. subsidiaries are not engaged in U.S. trades or businesses, RenaissanceRe and our non-U.S. subsidiaries have filed and intend to continue to file U.S. federal income tax returns to avoid having all deductions and credits disallowed in the event that any of them were held to be engaged in a U.S. trade or business and to allow certain non-U.S. subsidiaries to claim benefits under an applicable income tax treaty without penalty.

Even if the IRS were to contend successfully that one or more of our Bermuda insurance subsidiaries was engaged in a U.S. trade or business, assuming satisfaction of the 50% beneficial ownership and disproportionate distribution tests described below, the U.S.-Bermuda income tax treaty would preclude the U.S. from taxing the Bermuda insurance subsidiaries on their net premium income, except to the extent attributable to a permanent establishment maintained by a Bermuda insurance subsidiary in the U.S. Although RenaissanceRe believes that none of the Bermuda insurance subsidiaries has a permanent establishment in the U.S., RenaissanceRe cannot assure you that the IRS will not successfully contend that one or more of them has such a permanent establishment and therefore is subject to taxation. Further, as the question of whether a Bermuda insurance subsidiary has a permanent establishment is inherently factual, counsel has not rendered a legal opinion on this issue. In addition, in the opinion of counsel, benefits of the income tax treaty are only available to a Bermuda insurance subsidiary if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Although RenaissanceRe believes that RenaissanceRe meets, and RenaissanceRe will attempt to monitor compliance with, this beneficial ownership test, there can be no assurance that the beneficial ownership test will continue to be satisfied or that RenaissanceRe will be able to establish its satisfaction to the IRS. The ability of joint ventures managed by us to satisfy this test will depend upon the particular joint venture’s ownership. Furthermore, income tax treaty benefits will also not be available to a Bermuda insurance subsidiary if the income of such subsidiary is used in substantial part, directly or indirectly, to make disproportionate distributions to, or to pay certain liabilities to, persons that are neither residents of the U.S. or Bermuda nor U.S. citizens. RenaissanceRe believes that each Bermuda insurance subsidiary should meet this requirement, but there can be no assurance that this will be so in the future. Finally, it should be noted that although the income tax treaty (assuming the limitations previously discussed do not apply) clearly applies to premium income, it is uncertain whether the income tax treaty applies to other income such as investment income.

If RenaissanceRe or any of our non-U.S. subsidiaries that do not intend to be engaged in a U.S. trade or business or to have a U.S. permanent establishment were considered to be engaged in a U.S. trade or business or to have a U.S. permanent establishment, or were held not to be entitled to the benefits of the permanent establishment clause of an income tax treaty on which they intended to rely, RenaissanceRe’s results of operations and cash flows could be materially adversely affected.

Even if RenaissanceRe or a non-U.S. subsidiary is not considered to be engaged in a U.S. trade or business, it will be subject to United States federal income tax on certain fixed or determinable annual or periodic gains, profits and income, such as dividends and certain interest on investment, if any, from sources within the United States. Generally, this tax is imposed by withholding 30% of the payments, or deemed payments, to the entity that is subject to this tax and is eliminated with respect to certain types of United States source income, such as “portfolio interest.” Further, certain income tax treaties may provide for a reduction in, or exemption from, this tax. If RenaissanceRe or a non-U.S. subsidiary is treated as engaged in the conduct of a trade or business within the United States, the 30% withholding tax only applies to payments that are not effectively connected with such trade or business.

U.S. Internal Revenue Code Section 842 requires that foreign insurance companies carrying on an insurance business within the U.S. have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by the entity carrying on the insurance business. If any of our non-U.S. subsidiaries is considered to be engaged in the conduct of an insurance business in the U.S. and such company (i) is not entitled to the benefits of an income tax treaty in general or (ii) is entitled to the benefits of the income tax treaty in general, but the income tax treaty is interpreted not to apply to investment income, then Section 842 could subject a significant portion of the investment income of such company to U.S. income tax.

The U.S. also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the U.S. Insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located outside the U.S. should not be subject to this excise tax. The rate of tax currently applicable to reinsurance premiums paid to foreign reinsurers such as RenaissanceRe’s Bermuda insurance subsidiaries, with respect to risks located in the U.S., is 1% of gross premiums (although this tax generally does not apply to foreign-to-foreign reinsurance transactions). The rate of tax currently applicable to insurance premiums paid to foreign insurers with respect to risks located in the U.S. is 4% of gross premiums. Certain U.S. income tax treaties provide for an exemption from this tax, but the U.S.-Bermuda income treaty does not.

Certain direct and indirect subsidiaries of RenaissanceRe are organized under the laws of the U.S. and one non-U.S. insurance subsidiary has elected to be treated as a U.S. corporation. Those subsidiaries are fully subject to U.S. federal income tax. We plan to grow our U.S. operations and in the future our U.S. group may incur significant U.S. tax liability.

Certain of our subsidiaries engage in reinsurance or other transactions with, or provide services to, related entities. We believe that the pricing for such transactions and services is consistent with applicable transfer pricing requirements and therefore should be respected by the IRS and other taxing authorities. However, the IRS or another taxing authority may disagree with our pricing, in which case our subsidiaries may become subject to additional taxes, plus potential interest and penalties.

Taxation of Shareholders

Bermuda Taxation

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 1, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

United States Taxation of U.S. Shareholders

Classification of RenaissanceRe and our Non-U.S. Subsidiaries as CFCs. Each 10% U.S. shareholder (as defined below, excluding 10% U.S. shareholders that are partnerships for U.S. federal income tax purposes) of a non-U.S. corporation that is a controlled foreign corporation (a “CFC”) at any time during a taxable year that owns shares in the CFC, directly or indirectly through certain entities, on the last day of the CFC’s taxable year in which it was a CFC must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” and certain other amounts, even if the subpart F income or other amounts are not distributed. A non-U.S. corporation is considered a CFC if, on any day of its taxable year, 10% U.S. shareholders own (directly, indirectly through non-U.S. entities or constructively) more than 50% of the total combined voting power of all classes of stock of such non-U.S. corporation or more than 50% of the total value of all stock of such corporation. For purposes of taking into account insurance income, which is a category of subpart F income, a CFC also includes a non-U.S. company that earns insurance income in which more than 25% of the total combined voting power of all classes of stock or more than 25% of the total value of all stock is owned (directly, indirectly through non-U.S. entities or constructively) by 10% U.S. shareholders on any day of the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts (other than certain exempt contracts) exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks. The definition of a “10% U.S. shareholder” includes any U.S. person who owns (directly, indirectly through non-U.S. entities or constructively) at least 10% of the total combined voting power or value of all classes of stock of the non-U.S. corporation. Further, share ownership of our non-U.S. subsidiaries is attributed to our U.S. subsidiaries, which would cause each such non-U.S. subsidiary and possibly each of the joint ventures managed by us to be treated as a CFC. If we or our non-U.S. subsidiaries or joint ventures managed by us are CFCs, the rules related to PFICs discussed below generally would not apply to a 10% U.S. shareholder. For purposes of this prospectus supplement, the term “U.S. person” means: (i) a citizen or resident of the United States, (ii) a partnership or corporation, or entity treated as a partnership or corporation, created or organized in or under the laws of the United States, or under the laws of any political subdivision thereof, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes or (v) any other person or entity that is treated for U.S. federal income tax purposes as if it were one of the foregoing.

Each prospective investor should consult its own tax advisor to determine whether its ownership interest in RenaissanceRe would cause it to become a 10% U.S. shareholder of RenaissanceRe or of any non-U.S. subsidiary that may be (directly or indirectly) created or acquired by RenaissanceRe and to determine the impact of such a classification on such investor.

RPII Rules. Certain special subpart F provisions of the U.S. Internal Revenue Code will apply to persons that, through their ownership of common shares, are indirect shareholders of any of the non-U.S. insurance subsidiaries if both (A) 25% or more of the value or voting power of the shares of any such subsidiary is owned or deemed owned (directly or, indirectly through foreign entities or constructively) by U.S. persons, as is expected to be the case after this offering; and (B)(i) 20% or more of either the voting power or the value of the shares of any such subsidiary is owned directly or indirectly by persons that are insured or reinsured by any such subsidiary or by persons related to such insured or reinsured persons; and (ii) such subsidiary has related person insurance income (“RPII”), determined on a gross basis, equal to 20% or more of its gross insurance income. RPII is income (investment income and premium income) from the direct or indirect insurance or reinsurance of (i) the risk of any U.S. person that owns shares of any of the non-U.S. insurance subsidiaries (directly or indirectly through foreign entities) or (ii) the risk of a person related to such a U.S. person.

A non-U.S. insurance subsidiary may be considered to indirectly reinsure the risk of a holder of shares that is a U.S. person, and thus generate RPII, if an unrelated company that insured such risk in the first instance reinsures the risk with such subsidiary.

There can be no assurance that the IRS will not require a holder of shares that is a U.S. person or person related to such a U.S. person to demonstrate that a non-U.S. insurance subsidiary has not indirectly (albeit unknowingly) reinsured risks of such a shareholder. If the IRS requires a shareholder that is a U.S. person or person related to such a U.S. person to demonstrate that the risks reinsured by a non-U.S. insurance subsidiary were not risks of related parties, even if RenaissanceRe cooperates in providing information regarding our shareholders and the insurance and reinsurance arrangements of the non-U.S. insurance subsidiaries, RenaissanceRe may not be in a position to identify the names of many of our shareholders or the names of the persons whose risks we indirectly reinsure. Therefore, each prospective investor should consult with its own tax advisor to evaluate the risk that the IRS would take this position and the tax consequences that might arise.

Notwithstanding the foregoing discussion, it currently is anticipated (although not assured) that less than 20% of the gross insurance income of the non-U.S. insurance subsidiaries for any taxable year in the foreseeable future will constitute RPII. However, there can be no assurance that the IRS will not assert that 20% or more of the income of one or more of the non-U.S. insurance subsidiaries constitutes RPII or that a taxpayer will be able to meet its burden of proving otherwise. If 20% or more of the gross insurance income of one or more of the non-U.S. insurance subsidiaries for any taxable year constitutes RPII and 20% or more of the voting power or value of the stock of such subsidiaries is held, directly or indirectly, by insureds or reinsureds or by persons related thereto, each U.S. person who holds (directly or indirectly through non-U.S. entities) shares in such subsidiary on the last day of the taxable year (a “U.S. Holder”) will be taxable currently on its allocable share of the RPII of such subsidiaries. In that case, RPII will be taxable to each U.S. Holder regardless of whether such holder is a 10% U.S. shareholder and regardless of whether such holder is an insured or related to an insured. For this purpose, all of the RPII of such subsidiaries would be allocated solely to U.S. Holders, but not in excess of a U.S. Holder’s ratable share of the relevant subsidiary’s current year earnings and profits.

RPII that is taxed to a U.S. Holder with respect to common shares held by such U.S. Holder will increase such U.S. Holder’s tax basis in such common shares. Dividends distributed by the non-U.S. insurance subsidiaries to RenaissanceRe and by RenaissanceRe to U.S. persons will be deemed to come first out of taxed RPII and to that extent will not constitute income to the holder. This will be the result whether the dividend is distributed in the same year in which the RPII is taxed or a later year. The untaxed dividend will decrease the holder’s tax basis in such holder’s common shares as well.

Computation of RPII. For any year that RenaissanceRe determines that the gross RPII of one or more of the non-U.S. insurance subsidiaries is 20% or more of its gross insurance income for the year and 20% or more of the voting power or value of the shares of such subsidiary is held directly or indirectly by insureds or reinsureds or persons related thereto, RenaissanceRe may also seek information from our shareholders as to whether beneficial owners of our shares at the end of the year are U.S. persons, so that RPII may be apportioned among such persons. To the extent RenaissanceRe is unable to determine whether a beneficial owner of shares is a U.S. person, RenaissanceRe may assume that such owner is not a U.S. person for purposes of apportioning RPII, thereby increasing the per share RPII amount for all known direct or indirect U.S. Holders of our shares.

Uncertainty as to Application of RPII. The RPII provisions have never been interpreted by the courts or the U.S. Treasury Department in final regulations, and regulations interpreting the RPII provisions of the U.S. Internal Revenue Code exist only in proposed form. Accordingly, the meaning of the RPII provisions and the application thereof to our non-U.S. insurance subsidiaries is uncertain. Any prospective investor considering an investment in our shares should consult its tax advisor as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. persons owning stock in a non-U.S. corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (i) a person that holds shares in a RPII CFC (directly or indirectly through non-U.S. entities), (ii) a 10% U.S. shareholder of a non-U.S. corporation that is a CFC at any time during any tax year of the non-U.S. corporation that owns the stock on the last day of that year and (iii) under certain circumstances, a U.S. person who acquires stock in a non-U.S. corporation and as a result thereof owns 10% or more of the voting power or value of such non-U.S. corporation, whether or not such non-U.S. corporation is a CFC. RenaissanceRe will provide to all U.S. persons registered as shareholders of our shares the relevant information necessary to complete Form 5471 in the event RenaissanceRe determines this is necessary. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including under the CFC and RPII rules, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the U.S. Internal Revenue Code.

Disposition of Common Shares by U.S. Persons Generally. U.S. persons will, upon the sale or exchange of common shares for cash consideration recognize gain or loss for U.S. federal income tax purposes equal to the excess of the amount realized upon such sale or exchange over such person’s U.S. federal income tax basis for the shares disposed. Such gain or loss will be capital gain or loss if the shares are held as a capital asset. Different rules would apply under Section 1248 of the U.S. Internal Revenue Code if RenaissanceRe were classified as a CFC.

Section 1248 of the U.S. Internal Revenue Code provides that if a U.S. person sells or exchanges stock in a non-U.S. corporation and such person owned, directly, indirectly through certain non-U.S. entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments).

Section 953(c)(7) of the U.S. Internal Revenue Code provides that Section 1248 also will apply to the sale or exchange by a U.S. shareholder of shares in a foreign corporation characterized as a CFC under the RPII rules if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the U.S. shareholder owns 10% or more of the voting power or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception. It is unclear whether Section 1248 and the associated requirement to file Form 5471 would apply when a foreign corporation (such as RenaissanceRe) is not directly engaged in the insurance business but has a foreign insurance subsidiary that is a CFC for RPII purposes and that would be taxed as an insurance company if it were a domestic corporation.

If the IRS or U.S. Treasury Department were to notify RenaissanceRe that Section 1248 and the Form 5471 filing requirement are applicable to the sale of common shares, RenaissanceRe would notify shareholders that Section 1248 of the U.S. Internal Revenue Code and the requirement to file Form 5471 will apply to dispositions of common shares. Thereafter, RenaissanceRe will send a notice after the end of each calendar year to all persons that were shareholders during the year notifying them that Section 1248 and the requirement to file Form 5471 apply to dispositions of common shares by U.S. shareholders. RenaissanceRe will attach to this notice a copy of Form 5471 completed with all of our information and instructions for completing the shareholder information.

Medicare Contribution Tax. A U.S. person that is an individual, estate or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” (or “undistributed net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of the U.S. person’s modified adjusted gross income for the taxable year over a certain threshold. A U.S. person’s net investment income will generally include its dividend income and its net gains from the disposition of our common shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).

Passive Foreign Investment Companies. Sections 1291 through 1298 of the U.S. Internal Revenue Code contain special rules applicable with respect to foreign corporations that are PFICs. A foreign corporation will be a PFIC if 75% or more of its income constitutes passive income or 50% or more of its assets produce, or are held for the production of, passive income and once characterized as a PFIC will generally retain PFIC status for future taxable years with respect to U.S. shareholders that were shareholders of the foreign corporation at any time during which the foreign corporation was characterized as a PFIC.

If RenaissanceRe were to be characterized as a PFIC, U.S. holders of common shares could be subject to a penalty tax at the time of their sale at a gain of (or receipt of an “excess distribution” with respect to) our shares. In general, a U.S. holder of common shares receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the common shares during the three preceding taxable years (or the taxpayer’s holding period if it is less than three years). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the taxpayer’s holding period but not paid. Tax on an excess distribution or gain (in the case of a sale) is generally computed by assuming that the excess distribution or gain with respect to the common shares was received in equal portions as ordinary income and, to the extent not allocated to the current year, taxed at the highest applicable rate throughout the U.S. taxpayer’s holding period. The interest charge is computed using the applicable rate imposed on underpayments of U.S. federal income tax for such period. A U.S. shareholder that is a shareholder of a PFIC may also be subject to additional information reporting covenants.

For the above purposes, passive income generally includes interest, dividends, annuities and other investment income. The PFIC rules provide that income derived in the active conduct of an insurance business by a qualifying insurance corporation is not treated as passive income. The U.S. Internal Revenue Code contains a look-through rule which states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns (directly or indirectly) at least 25% of the stock. Under the look-through rule, RenaissanceRe generally would be deemed to own the assets and to have received the income of the non-U.S. insurance subsidiaries as well as our other 25% owned direct and indirect subsidiaries directly for purposes of determining whether RenaissanceRe is a PFIC. However, the insurance income exception is limited to a non-U.S. insurance company that is a qualifying insurance corporation that would be taxable as an insurance company if it were a U.S. corporation and maintains insurance liabilities of more than 25% of such company’s assets for a taxable year (or, alternatively, maintains insurance liabilities that at least equal or exceed 10% of its assets, is predominantly engaged in an insurance business and it satisfies a facts and circumstances test that requires a showing that the failure to exceed the 25% threshold is due to runoff-related or rating-related circumstances). While we believe that our non-U.S. insurance subsidiaries should satisfy this reserve test for the foreseeable future, we cannot assure you that this will continue to be the case in future years, and there is a significant risk that joint venture entities managed by us may not satisfy the reserve test. We also do not expect RenaissanceRe to be a PFIC under current law; however, if the proposed regulations (as discussed below) were made effective in their current form, there would be a significant risk that RenaissanceRe and its non-U.S. subsidiaries could be treated as PFICs.

Further, the U.S. Treasury Department and the IRS have issued proposed regulations that provide that a non-U.S. insurer will be engaged in the active conduct of an insurance business only if it satisfies a factual requirements test or an active conduct percentage test. The factual requirements test is met only if, among other things, the non-U.S. insurer’s officers and employees carry out substantial managerial and operational activities on a regular and continuous basis with respect to its core functions and perform vitually all of the active decision-making functions relevant to underwriting functions. The active conduct percentage test compares the expenses for services of officers and employees of the non-U.S. insurer incurred for services with respect to its core functions (other than investment activities) to all such expenses regardless of the service provider. The officers and employees of related entities may, in certain circumstances, be taken into account as officers and employees of the non-U.S. insurer for purposes of these tests. These proposed regulations will not be effective until adopted in final form. Even if our non-U.S. insurance subsidiaries satisfy the reserve test, it is possible that one or more of our non-U.S. insurance subsidiaries may be characterized as PFICs if these proposed regulations are finalized in their current form.

Taxation of Distributions. Subject to the discussions above relating to the potential application of the CFC, RPII and PFIC rules, cash distributions made with respect to the common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of RenaissanceRe (as computed using U.S. tax principles). To the extent such distributions exceed RenaissanceRe’s earnings and profits, they will be treated first as a return of the shareholder’s basis in their shares to the extent thereof, and then as gain from the sale of a capital asset (assuming the shares are held as capital assets).

Dividends paid by RenaissanceRe to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by Section 243 of the U.S. Internal Revenue Code.

“Qualified Dividend Income” received by individuals who are U.S. citizens or residents from domestic corporations or “qualified foreign corporations” is subject to tax at long-term capital gains rates (up to a maximum of 20%, in addition to the Medicare contribution tax discussed above). A “qualified foreign corporation” is a foreign corporation that is either incorporated in a possession of the U.S. or is eligible for the benefits of a tax treaty that the U.S. Treasury Department considers a “comprehensive income tax treaty.” The U.S. Treasury Department has determined that the Bermuda Treaty is not a comprehensive income tax treaty.

A foreign corporation not otherwise treated as a qualified foreign corporation will be treated as such with respect to any dividend paid on stock that is readily tradable on an established securities market in the U.S. However, the term “qualified foreign corporation” does not include a corporation treated as a PFIC in the taxable year of the dividend or the preceding taxable year. Special rules apply to “extraordinary” dividends, dividends on stock held for less than 60 days, and dividends received from certain corporations or which are taxed under other U.S. Internal Revenue Code provisions. No regulations have been issued by the U.S. Treasury Department under the qualified dividend income rules as of the date of this prospectus supplement.

In any event, the rate reduction will not apply to dividends received to the extent a holder elects to treat the dividends as “investment income” which may be offset by investment expense. Furthermore, the rate reduction will apply only to dividends that are paid to a holder with respect to stock meeting certain holding period requirements and where the holder is not obligated to make related payments with respect to positions in substantially similar or related property.

We believe that dividends paid on common shares will be treated as received from a “qualified foreign corporation” as the common shares are listed on the NYSE. Prospective investors are advised to consult their own tax advisors with respect to the application of these rules.

Dividends paid on common shares generally will constitute income from sources outside the U.S. for foreign tax credit limitation purposes. However, some portion of any dividend received with respect to the ordinary shares may be treated as U.S. source income under the rules regarding “United States-owned foreign corporations.” You should consult your tax advisor regarding the source of any dividend received.

Except as discussed below with respect to backup withholding, dividends paid by RenaissanceRe will not be subject to a U.S. withholding tax.

Persons who are not citizens of or domiciled in the U.S. will not be subject to U.S. estate tax with respect to common shares.

Information reporting to the IRS by paying agents and custodians located in the U.S. will be required with respect to payments of dividends on the common shares to U.S. persons. In addition, a holder of common shares may be subject to backup withholding with respect to dividends paid to such holder, unless such holder comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder’s regular U.S. federal income tax liability.

Subject to certain exceptions, persons that are not U.S. persons will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, common shares if such dividends or gains are effectively connected with the conduct of a U.S. trade or business.

Under Section 6038D of the U.S. Internal Revenue Code, certain U.S. persons who are individuals may be required to report information relating to an interest in shares, subject to certain exceptions (including an exception for shares held in accounts maintained by certain financial institutions). U.S. persons should consult their tax advisors regarding the potential application of this information reporting requirement to their ownership of shares.

Interpretation of the Tax Bill and Possible Changes in U.S. Tax Law; Proposed Legislation

The Tax Cuts and Jobs Act (the “Tax Bill”) was signed into law on December 22, 2017. The Tax Bill amended a range of U.S. federal tax rules applicable to individuals, businesses and international taxation, including, among other things, altering the current taxation of insurance premiums ceded from a United States domestic corporation to any non-U.S. affiliate. We are unable to predict all of the ultimate impacts of the Tax Bill and other proposed tax reform regulations and legislation on our business and results of operations. Further, it is possible that other legislation could be introduced and enacted in the future that would have an adverse impact on us.

UNDERWRITING

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and RenaissanceRe has agreed to sell to that underwriter, the number of common shares set forth opposite the underwriter’s name.

Underwriter	Number of Firm Securities To Be Purchased
Morgan Stanley & Co. LLC	2,898,000
Goldman Sachs & Co. LLC	1,575,000
Barclays Capital Inc.	441,000
Citigroup Global Markets Inc.	441,000
Wells Fargo Securities, LLC	441,000
RBC Capital Markets, LLC	189,000
BMO Capital Markets Corp.	50,400
BNY Mellon Capital Markets, LLC	50,400
HSBC Securities (USA) Inc.	50,400
ING Financial Markets LLC	50,400
SG Americas Securities, LLC	50,400
Dowling & Partners Securities, LLC	31,500
PJT Partners LP	31,500

Total:	6,300,000

The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common shares offered by this prospectus supplement if any such common shares are taken. However, the underwriters are not required to take or pay for the common shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters initially propose to offer part of the common shares directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $3.168 per share under the public offering price. After the initial offering of the common shares, the offering price and other selling terms may from time to time be varied by the representatives.

Kevin J. O’Donnell, our President and Chief Executive Officer, has agreed to purchase 13,020 common shares in this offering at the public offering price. The underwriters will receive the same underwriting discount on any common shares purchased by Mr. O’Donnell as they will on the other shares sold to the public in this offering.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 945,000 additional shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any shares issued or sold under the option will be issued and sold on the same terms and conditions as the other shares that are the subject of this offering.

The following table shows the per share and total public offering price, underwriting discounts and proceeds, before expenses, to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 945,000 common shares.

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$192.00	$1,209,600,000	$1,391,040,000
Underwriting discounts and commissions	$5.28	$33,264,000	$38,253,600
Proceeds, before expenses, to us	$186.72	$1,176,336,000	$1,352,786,400

We estimate that our total expenses of this offering (excluding the underwriting discount in this offering) will be approximately $750,000 and will be payable by us.

We have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, we will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of this prospectus supplement (the “restricted period”) (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise or (iii) or file any registration statement with the Commission relating to the offering of any common shares or any securities convertible into or exercisable or exchangeable for common shares.

The restrictions described in the immediately preceding paragraph do not apply to (A) the common shares to be sold pursuant to this prospectus supplement, (B) our issuance of common shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date of this prospectus supplement as described herein or in the documents incorporated by reference herein, or (C) facilitating the transfer of common shares under any trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date of this prospectus supplement or facilitating the establishment of any new trading plan on behalf of our shareholders, officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common shares, provided that (i) any such new plan does not provide for the transfer of common shares during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by us regarding the establishment of any such new plan, such announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the restricted period.

Our directors and certain of our officers have agreed that, without the prior written consent of Morgan Stanley & Co. LLC, they will not, and will not publicly disclose an intention to, during the restricted period (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for common shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common shares, whether any such transaction described in clause (i) or (ii) is to be settled by delivery of common shares or such other securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph do not apply to (A) transactions relating to the common shares or other securities acquired in open market transactions after the completion of the public offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the restricted period in connection with subsequent sales of common shares or other securities acquired in such open market transactions; (B) transfers of the common shares or any security convertible into or exercisable or exchangeable for common shares (i) as a bona fide gift, or for bona fide estate planning purposes, (ii) upon death or by will, testamentary document or intestate succession or (iii) to an immediate family member of the relevant officer or director of RenaissanceRe or to any trust for the direct or indirect benefit of the relevant officer or director of RenaissanceRe or one or more immediate family members of the relevant officer or director of RenaissanceRe (for purposes of the lock-up agreement, “immediate family” shall mean any spouse or domestic partner and any relationship by blood, current or former marriage or adoption, not more remote than first cousin); (C) distributions of the common shares or any security convertible into common shares to limited partners or stockholders of the relevant officer or director of RenaissanceRe; provided that in the case of any transfer or distribution pursuant to clause (B) or (C), (i) each donee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement attached to the underwriting agreement, (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of the common shares, shall be required or shall be voluntarily made during the restricted period other than any required Form 5 filing and (iii) no such transfer or distribution shall involve a disposition for value; (D)(i) the transfer of common shares to us upon a vesting event of our restricted shares, including shares withheld for payment of withholding taxes upon the vesting of restricted shares or shares forfeited upon the determination of the satisfaction of performance metrics of performance-based restricted shares, in each case, awarded pursuant to our existing equity compensation plans that have been entered into prior to the date of this prospectus supplement and disclosed in this prospectus supplement or the documents incorporated by reference herein, provided that, if the relevant officer or director of RenaissanceRe is required to file a report under Section 16(a) of the Exchange Act in connection therewith, such filing shall clearly indicate in the footnotes thereto the nature of such transfer; (ii) the transfer of common shares under any trading plan pursuant to Rule 10b5-1 under the Exchange Act (each, a “10b5-1 Plan”) in existence on the date of this prospectus supplement, provided that (x) the relevant officer or director of RenaissanceRe may not amend, alter or modify any such plan in a manner that would provide for the transfer of common shares during the restricted period and (y) no public announcement in connection with the transfer of common shares shall be made, voluntarily or otherwise, during the restricted period, other than filings required under the Exchange Act; and provided, further, that the relevant officer or director of RenaissanceRe specifies in any such required filing that such transfer was made pursuant to a 10b5-1 Plan under the Exchange Act adopted prior to the date of the public offering; (iii) the establishment of any new 10b5-1 Plan, provided that (x) such plan does not provide for the transfer of common shares during the restricted period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the relevant officer or director of RenaissanceRe or us regarding the establishment of such plan during the restricted period, such public announcement or filing shall include a statement to the effect that no transfer of common shares may be made under such plan during the restricted period, provided further, that no filing under Section 16(a) of the Exchange Act shall be voluntarily made; (E)(i) the transfer of common shares or any security convertible into or exercisable or exchangeable for common shares that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order; provided that the transferee shall sign and deliver a lock-up letter substantially in the form of the lock-up agreement attached to the underwriting agreement and provided further, that no filing under Section 16(a) of the Exchange Act shall be voluntarily made and, if the relevant officer or director of RenaissanceRe is required to file a report under Section 16(a) of the Exchange Act, such filing shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and that the transfer is by operation of law, court order, or in connection with a divorce settlement, as the case may be; and (ii) the transfer of common shares or any security convertible into or exercisable or exchangeable for common shares pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction made to all holders of the common shares involving a “change of control” (as defined below) of us; provided that in the event that the tender offer, merger, amalgamation, consolidation or other such transaction is not completed, the common shares owned by such transferor shall remain subject to the restrictions described herein. “Change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than us, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of our voting stock.

Morgan Stanley & Co. LLC, in its sole discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the common shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the common shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriters can close out a covered short sale by purchasing shares in the open market. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, common shares in the open market to stabilize the price of the shares. These activities may raise or maintain the market price of the common shares above independent market levels or prevent or retard a decline in the market price of the common shares. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of common shares for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Certain of the underwriters and/or their affiliates are lenders and/or agents under certain of our debt facilities, including our $500 million unsecured revolving credit facility. Morgan Stanley Senior Funding, Inc. has committed to provide us a $1.55 billion senior unsecured bridge facility in connection with the Validus Acquisition. See “Summary — Recent Developments — Validus Acquisition.” The aggregate commitment for the senior unsecured bridge facility will be permanently reduced dollar-for-dollar by the net proceeds of this offering. In addition, Morgan Stanley & Co. LLC is providing financial advisory services to us in connection with the Validus Acquisition, for which it is receiving customary fees and reimbursement of expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no common shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the common shares may be offered to the public in that Relevant State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of Morgan Stanley & Co. LLC for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the common shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No common shares have been offered or will be offered pursuant to the offer to the public in the United Kingdom prior to the publication of a prospectus in relation to the common shares which has been approved by the Financial Conduct Authority, except that the common shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of Morgan Stanley & Co. LLC for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the common shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any common shares to be offered so as to enable an investor to decide to purchase or subscribe for any common shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the common shares.

Accordingly, the common shares have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the common shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the common shares. The common shares may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the common shares constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the common shares. The common shares may only be transferred en bloc without subdivision to a single investor.

Canada

The common shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Certain legal matters with respect to United States, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Carey Olsen Bermuda Limited, Hamilton, Bermdua. Certain legal matters will be passed upon for the underwriters by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2022 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RenaissanceRe Holdings Ltd. at December 31, 2021, and for each of the two years in the period ended December 31, 2021, appearing in RenaissanceRe Holdings Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to our common shares. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.

RenaissanceRe is subject to the informational requirements of the Exchange Act. Accordingly, RenaissanceRe files annual, quarterly and current reports, proxy statements and other reports with the Commission.

The Commission allows us to “incorporate by reference” the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents subsequently filed by RenaissanceRe pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus (other than portions of these documents that are furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items). In addition, we incorporate by reference the following documents filed prior to the date of this prospectus supplement (other than portions of these documents that are furnished under applicable Commission rules rather than filed and exhibits furnished in connection with such items):

•	RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February 8, 2023;

•	RenaissanceRe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 3, 2023;

•	RenaissanceRe’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 23, 2023; and

•	RenaissanceRe’s Current Reports on Form 8-K filed with the Commission on February 22, 2023, April 6, 2023, May 11, 2023 and May 22, 2023.

In no event, however, will any of the information that we furnish under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may file from time to time with the Commission be incorporated by reference into, or otherwise be included in, this prospectus supplement or the accompanying prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Shannon Lowry Bender, Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda, telephone (441) 295-4513. Our filings with the Commission are also available from the Commission’s Web Site at http://www.sec.gov. RenaissanceRe’s common shares, Depositary Shares, each representing a 1/1,000th interest in a share of RenaissanceRe’s Series F Preference Shares, and Depositary Shares, each representing a 1/1,000th interest in a share of RenaissanceRe’s Series G Preference Shares, are listed on the NYSE. For information on obtaining copies of RenaissanceRe’s public filings at the NYSE, please call (212) 656-5060.

We maintain a website at http://www.renre.com. We make available, free of charge through our website, our financial information, including the information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Commission. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus. We also make available, free of charge from our website, our Audit Committee Charter, Corporate Governance and Human Capital Management Committee Charter, Investment and Risk Management Committee Charter, Corporate Governance Guidelines, and Code of Ethics. Such information is also available in print for any shareholder who sends a request to RenaissanceRe Holdings Ltd., Attn: Office of the Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda.

PROSPECTUS

RENAISSANCERE HOLDINGS LTD.

COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERENCE SHARES, WARRANTS TO PURCHASE DEBT SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

RENAISSANCERE FINANCE INC.

DEBT SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT PROVIDED IN THIS PROSPECTUS BY RENAISSANCERE HOLDINGS LTD.

RENAISSANCERE CAPITAL TRUST II

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO THE EXTENT PROVIDED IN THIS PROSPECTUS BY RENAISSANCERE HOLDINGS LTD.

We may offer and sell from time to time common shares; preference shares; depositary shares representing preference shares or common shares; senior, subordinated or junior subordinated debt securities; warrants to purchase common shares, preference shares or debt securities; share purchase contracts and share purchase units; and units which may consist of any combination of the securities listed above.

RenaissanceRe Finance may offer and sell from time to time senior, subordinated or junior subordinated debt securities, which we will guarantee. The Capital Trust may offer and sell from time to time preferred securities, which we will guarantee.

We, RenaissanceRe Finance or the Capital Trust, as applicable, will provide the amounts, specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. None of RenaissanceRe, RenaissanceRe Finance or the Capital Trust will use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We, RenaissanceRe Finance and the Capital Trust may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Our common shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing 1/1,000th interest in a Series G Preference Share) are traded on the New York Stock Exchange under the symbols “RNR,” “RNR PRF,” and “RNR PRG,” respectively. Other than our common shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing 1/1,000th interest in a Series G Preference Share), there is no public trading market for the other securities that may be offered hereby.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 5 AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. The date of this prospectus is May 22, 2023.

This prospectus may be distributed in Bermuda and/or the securities may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act 1981, the Investment Business Act 2003 and the Exchange Control Act 1972 (and the regulations made thereunder). Consent under the Exchange Control Act has been obtained from the Bermuda Monetary Authority (the “BMA”) for the issue and transfer of our shares to persons non-resident in Bermuda for exchange control purposes and for the issue and transfer of up to 20% of our issued and outstanding shares to persons resident in Bermuda for exchange control purposes. Persons resident in Bermuda, for Bermuda exchange control purposes, may therefore require the prior approval of the BMA in order to acquire any offered shares if the transfer would result in such persons owning more than 20% of our outstanding shares. In granting such consent the BMA does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

In this prospectus, references to “RenaissanceRe,” “we,” “us,” “our” and the “Company” refer to RenaissanceRe Holdings Ltd. together with its subsidiaries unless the context indicates otherwise, references to “RenaissanceRe Finance” refer to RenaissanceRe Finance, Inc., and references to the “Capital Trust” refer to RenaissanceRe Capital Trust II. In addition, references in this prospectus to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we, RenaissanceRe Finance and the Capital Trust have filed with the Securities and Exchange Commission (the “Commission”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we (and RenaissanceRe Finance and the Capital Trust, as indicated) may offer and sell our common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, preference shares or debt securities, share purchase contracts, share purchase units, units, preferred securities and guarantees, either individually or in combination with other securities, in one or more offerings, in amounts, at prices, and on terms that will be determined at the time of the offering. There is no limit on the aggregate amount of the securities that we may offer pursuant to the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus provides you with a general description of the securities we (and RenaissanceRe Finance or the Capital Trust, as indicated) may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, RenaissanceRe Finance, the Capital Trust and the offered securities, please refer to the registration statement. Each time we, RenaissanceRe Finance or the Capital Trust sell securities, we, RenaissanceRe Finance or the Capital Trust, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RENAISSANCERE HOLDINGS LTD.

OVERVIEW

RenaissanceRe is a Bermuda exempted company limited by shares with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Our mission is to match desirable, well-structured risks with efficient sources of capital to achieve our vision of being the best underwriter. We believe that this will allow us to produce superior returns for our shareholders over the long term, and to further our purpose of protecting communities and enabling prosperity. We seek to accomplish these goals by (i) being a trusted, long-term partner to our customers for assessing and managing risk, (ii) delivering responsive and innovative solutions, (iii) leveraging our core capabilities of risk assessment and information management, (iv) investing in these core capabilities in order to serve our customers across market cycles, and (v) keeping our promises.

Our core products include property, casualty and specialty reinsurance, and certain insurance products, principally distributed through intermediaries with whom we have cultivated strong long-term relationships. Our strategy focuses on operating as an integrated system of three competitive advantages: superior risk selection, superior customer relationships and superior capital management. We provide value to our customers and partners in the form of financial security, innovative products, and responsive service. We are known as a leader in paying valid claims promptly. There are three principal drivers of profit that generate diversified earnings streams for our business—underwriting income, fee income, and investment income.

We also pursue a number of other opportunities, such as creating and managing our joint ventures and managed funds, executing customized reinsurance transactions to assume or cede risk, and managing certain strategic investments directed at classes of risk other than catastrophe reinsurance. From time to time we consider diversification into new ventures, either through organic growth, the formation of new joint ventures or managed funds, or the acquisition of, or the investment in, other companies or books of business of other companies.

OTHER INFORMATION

For further information regarding RenaissanceRe, including financial information, you should refer to our recent filings with the Commission.

RENAISSANCERE FINANCE INC.

RenaissanceRe Finance is a Delaware corporation, with its principal executive offices located at 140 Broadway, Suite 4200, New York, NY 10005. The telephone number of RenaissanceRe Finance is (212) 238 9600. RenaissanceRe Finance was incorporated in 2007. It is an indirect wholly owned subsidiary of RenaissanceRe and the direct and indirect owner of the equity interests of entities comprising our U.S. reinsurance operations and certain of our other U.S. subsidiaries. RenaissanceRe Finance has no direct operations.

THE CAPITAL TRUST

The Capital Trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of the Capital Trust, and the Capital Trustees (as defined below) for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on January 5, 2001. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•

using the proceeds from the sale of the preferred securities and common securities to acquire a particular series of junior subordinated debt securities that may be issued by us or RenaissanceRe Finance; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

We will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustees (the “Capital Trustees”) appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the “Administrative Trustees”) of the Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of the Capital Trust will be a financial institution (the “Property Trustee”) that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the “Delaware Trustee”). We or one of our affiliates will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive office for the Capital Trust is located at c/o Renaissance Reinsurance U.S. Inc., 140 Broadway, Suite 4200, New York, NY 10005. The telephone number of the Capital Trust is (212) 238 9600.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•

depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;

•	subordinated and junior subordinated debt securities which will be subordinated in right of payment to our senior indebtedness;

•

warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•

warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates;

•

share purchase units, consisting of a share purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the share purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of the Capital Trust; and

•	units which may consist of any combination of the securities listed above.

RenaissanceRe Finance may from time to time offer senior and subordinated debt securities, and junior subordinated debt securities to the Capital Trust, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

The Capital Trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. Before you invest in any of the securities offered by us, RenaissanceRe Finance or the Capital Trust, you should carefully consider the risks involved. Accordingly, you should carefully consider:

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the information contained or incorporated by reference into this prospectus, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

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the information, including risk factors, in any of our subsequent current, quarterly and annual reports and other documents we file with the Commission after the date of this prospectus that are incorporated by reference herein; and

•	the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.

Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements. For example, we may include certain forward-looking statements with regard to trends in results, prices, volumes, operations, investment results, margins, combined ratios, fees, reserves, market conditions, risk management and exchange rates. This prospectus supplement, including the information incorporated by reference herein, may also contain forward-looking statements with respect to our business and industry, such as those relating to our strategy and management objectives, plans and expectations regarding our response and ability to adapt to changing economic conditions, market standing and product volumes, competition and new entrants in our industry, industry capital, insured losses from loss events, government initiatives and regulatory matters affecting the reinsurance and insurance industries. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including those contained under “Note on Forward-Looking Statements” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated herein by reference, and under “Note on Forward-Looking Statements” in RenaissanceRe’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, and incorporated herein by reference. We undertake no obligation to release publicly the results of any future revision we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The inclusion of forward-looking statements in this prospectus should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	our exposure to natural and non-natural catastrophic events and circumstances and the variance they may cause in our financial results;

•	the effect of climate change on our business, including the trend towards increasingly frequent and severe climate events;

•	the effectiveness of our claims and claim expense reserving process;

•	the effect of emerging claims and coverage issues;

•	the performance of our investment portfolio and financial market volatility;

•	the effects of inflation;

•	the ability of our ceding companies and delegated authority counterparties to accurately assess the risks they underwrite;

•	our ability to maintain our financial strength ratings;

•	the highly competitive nature of our industry;

•	our reliance on a small number of brokers;

•	collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms or at all;

•	the historically cyclical nature of the (re)insurance industries;

•	our ability to attract and retain key executives and employees;

•	our ability to successfully implement our business, strategies and initiatives;

•	our exposure to credit loss from counterparties;

•	our need to make many estimates and judgments in the preparation of our financial statements;

•	our ability to effectively manage capital on behalf of investors in joint ventures or other entities we manage;

•	changes to the accounting rules and regulatory systems applicable to our business, including changes in Bermuda and U.S. laws or regulations;

•	other political, regulatory or industry initiatives adversely impacting us;

•	our ability to comply with covenants in our debt agreements;

•	the effect of adverse economic factors, including changes in the prevailing interest rates and recession or the perception that recession may occur;

•	the effect of cybersecurity risks, including technology breaches or failure;

•	a contention by the IRS that any of our Bermuda subsidiaries are subject to taxation in the U.S.;

•	the effects of possible future tax reform legislation and regulations in the jurisdictions in which we operate;

•	our ability to determine any impairments taken on our investments;

•	our ability to raise capital on acceptable terms, including through debt instruments, the capital markets, and third party investments in our joint ventures and managed fund partners;

•	our ability to comply with applicable sanctions and foreign corrupt practices laws; and

•	our dependence on the ability of our operating subsidiaries to declare and pay dividends.

As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us. The factors listed above, which are discussed in more detail in our filings with the Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by RenaissanceRe, RenaissanceRe Finance or the Capital Trust will be used by us and our subsidiaries for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR CAPITAL SHARES

The following is a summary of certain provisions of our Memorandum of Association (the “Memorandum”) and Bye-Laws, and the applicable Certificate of Designation, Preferences and Rights for our Series F Preference Shares and Series G Preference Shares. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws and the applicable certificate of designation for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of these governing documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws or the certificates of designation, such sections or defined terms are incorporated herein by reference and the statement in connection with such reference is made is qualified in its entirety by such reference.

COMMON SHARES

Our common shares are listed on the New York Stock Exchange under the symbol “RNR.” The common shares currently issued and outstanding are fully paid and non-assessable (as such is understood under Bermuda law). We have authorized the issuance of 225,000,000 common shares, and 43,931,597 common shares were issued and outstanding at March 31, 2023. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and non-assessable (as such is understood under Bermuda law). There are no provisions of Bermuda law or our Memorandum and Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description.

SERIES F PREFERENCE SHARES

Currently, 10,000 of our 5.750% Series F Preference Shares (equivalent to 10,000,000 Depositary Shares) are outstanding. The 10,000,000 Depositary Shares, each representing 1/1,000th of an interest in a share of 5.750% Series F Preference Shares, are listed on the New York Stock Exchange under the symbol “RNRPRF”. The Series F Preference Shares (and the Depositary Shares) currently issued and outstanding are fully paid and non-assessable (as such is understood under Bermuda law). Because the following summary of the terms of the Series F Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series F Preference Shares.

General. The holders of Series F Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series F Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series F Preference Shares. Unless we redeem them, the Series F Preference Shares will have a perpetual term with no maturity. The Series F Preference Shares rank pari passu to our Series G Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series F Preference Shares (and the Depositary Shares) are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 5.750% of the liquidation preference per annum.

No dividends will be paid upon any shares of any class or series of shares of RenaissanceRe ranking on a parity with the Series F Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series F Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series F Preference Shares for the current dividend period. No dividends will be paid upon any class or series of shares of RenaissanceRe ranking junior to the Series F Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series F Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realisable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of the Companies Act 1981 of Bermuda (as amended, the “Act”) to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company. These dividend rights are therefore subject to these requirements of the Act.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series F Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series F Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series F Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. On and after June 30, 2023, we may redeem the Series F Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption; provided that no redemption may occur prior to June 30, 2028 unless (1) we have sufficient funds in order to meet the Bermuda Monetary Authority’s (the “BMA”) Enhanced Capital Requirement and the BMA (or its successor, if any) approves of the redemption or (2) we replace the capital represented by preference shares to be redeemed with capital having equal or better capital treatment as the preference shares under the Enhanced Capital Requirement. The Series F Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. We may not redeem the Series F Preference Shares before June 30, 2023, except that we may redeem the Series F Preference Shares before that date at a redemption price of $26,000 per share (equivalent to $26 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the Series F Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series F Preference Shares, in whole or in part, at a redemption price of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.

Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series F Preference Shares and the holders of any Parity Shares for the latest completed dividend period:

(1) we may not purchase any Series F Preference Shares or Parity Shares except in accordance with a purchase or offer made in writing to all holders of Series F Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and

(2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series F Preference Shares reacquired in any manner by RenaissanceRe will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series F Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series F Preference Shares, whenever dividends payable on the Series F Preference Shares or on any Parity Shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of such Series F Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series F Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all arrearages in dividends on the Series F Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series F Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series F Preference Shares, the rights attached to the Series F Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series F Preference Shares, or with the sanction of a resolution approved by at least a majority of the votes cast by the holders of the Series F Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series F Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event.” The rights attached to Series F Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series F Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series F Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series F Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series F Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series F Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on June 18, 2018, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series F Preference Shares.

SERIES G PREFERENCE SHARES

Currently, 20,000 of our 4.20% Series G Preference Shares (equivalent to 20,000,000 Depositary Shares) are outstanding. The 20,000,000 Depositary Shares, each representing 1/1,000th of an interest in a share of 4.20% Series G Preference Shares, are listed on the New York Stock Exchange under the symbol “RNRPRG.” The Series G Preference Shares (and the Depositary Shares) currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Because the following summary of the terms of the Series G Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series G Preference Shares.

General. The holders of Series G Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series G Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series G Preference Shares. Unless we redeem them, the Series G Preference Shares will have a perpetual term with no maturity. The Series G Preference Shares rank pari passu to our Series F Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series G Preference Shares (and the Depositary Shares) are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 4.20% of the liquidation preference per annum.

No dividends will be paid upon any shares of any class or series of our shares ranking on a parity with the Series G Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series G Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series G Preference Shares for the current dividend period. No dividends will be paid upon any class or series of our shares ranking junior to the Series G Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series G Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.

Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realisable value of the company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of the Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the company. These dividend rights are therefore subject to these requirements of the Act.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series G Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series G Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series G Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. On and after July 15, 2026, we may redeem the Series G Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption.

The Series G Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. We may not redeem the Series G Preference Shares before July 15, 2026, except that we may redeem the Series G Preference Shares in whole, but not in part, before that date at a redemption price of $26,000 per share (equivalent to $26 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or merger or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the Series G Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series G Preference Shares, in whole or in part, at a redemption price of $25,000 per 4.20% Series G Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest. Further, we may redeem the Series G Preference Shares at any time, in whole or in part, within 90 days after any “rating agency event,” at a redemption price equal to $25,500 per 4.20% Series G Preference Share (equivalent to $25.50 per Depository Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.

In general, the Series G Preference Shares may not be redeemed at any time unless (1) we have sufficient funds in order to meet the BMA’s Enhanced Capital Requirement or we replace the capital represented by Series G Preference Shares to be redeemed with capital having equal or better capital treatment as the Series G Preference Shares under the BMA’s Group Rules and (2) and the BMA (or its successor, if any) approves of the redemption. Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series G Preference Shares and the holders of any Parity Shares for the latest completed dividend period: (1) we may not purchase any Series G Preference Shares or Parity Shares except in accordance with a purchase or exchange offer made in writing to all holders of Series G Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and (2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series G Preference Shares reacquired in any manner by us will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series G Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series G Preference Shares, whenever dividends payable on the Series G Preference Shares or on any Parity Shares are have not been paid in an aggregate amount equivalent to six full quarterly dividends on all of such Series G Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series G Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all unpaid dividends on the Series G Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series G Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series G Preference Shares, the rights attached to the Series G Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series G Preference Shares, or with the sanction of a resolution approved by at least a majority of the votes cast by the holders of the Series G Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series G Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event”. The rights attached to Series G Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series G Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series G Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series G Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series G Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series G Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 12, 2021, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series G Preference Shares.

OTHER PREFERENCE SHARES

Our Bye-Laws divide our share capital into 225,000,000 common shares and 100,000,000 preference shares. Currently, 10,000 of our 5.750% Series F Preference Shares (equivalent to 10,000,000 Depositary Shares) are outstanding and 20,000 of our 4.20% Series G Preference Shares (equivalent to 20,000,000 Depositary Shares) are outstanding. From time to time, pursuant to the authority granted by the Bye-Laws, our Board may create and issue one or more series of preference shares. The preference shares, upon issuance against full consideration, will be fully paid and non-assessable (as such is understood under Bermuda law). The particular rights and preferences of the preference shares offered by any prospectus supplement will be described in the prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-Laws.

TRANSFER AGENT

Our registrar and transfer agent for each of our common shares, Series F Preference Shares, Series G Preference Shares, Depositary Shares (each representing 1/1,000th interest in a Series F Preference Share) and Depositary Shares (each representing a 1/1,000th interest in a Series G Preference Share) is Computershare Trust Company, N.A.

TRANSFER OF SHARES

Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

(1) unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer; or

(2) unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained.

In addition, our Bye-laws provide that no Person shall be permitted to own or control shares in RenaissanceRe to the extent such ownership would result in such Person or any other any Person being considered to own or control Controlled Shares, as our Board of Directors may determine in its sole discretion, and such ownership of Controlled Shares (i) would render any Person a Ten Percent Shareholder, (ii) cause RenaissanceRe to become a “controlled foreign corporation” within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause RenaissanceRe to become a “foreign personal holding company” within the meaning of section 552 of the Code. Our Board of Directors has the right to waive these restrictions in its sole discretion and may decline to register any transfer of shares if the transfer, in the discretion of the Board, would have any of the effects described in clauses (i)-(iii) above. These limits may have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Law Provisions.”

“Controlled Shares” in reference to any Person means (i) all capital shares of RenaissanceRe such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the Code) and (ii) all capital shares of RenaissanceRe directly, indirectly or beneficially owned by such Person (within the meaning of section 13(d) of the Exchange Act).

“Ten Percent Shareholder” means a Person who our Board of Directors determines, in its sole and absolute discretion, owns or controls Controlled Shares representing more than 9.9% of the total voting rights of all of our issued and outstanding capital shares.

“Person” means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, a government, agency or political subdivision thereof, an entity or arrangement treated as one of the foregoing for U.S. income tax purposes, or a “group” within the meaning of section 13(d) of the Exchange Act.

Our Bermuda counsel has advised us that, while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS

Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current Board of Directors and management.

In addition to those provisions of the Bye-Laws discussed above under “Transfers of Shares,” set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS

Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors although the incumbent Board may increase its size to eleven members; there are currently eleven members of the Board. In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid-up share capital is timely submitted.

We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.

Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest. In addition, because the classification provisions may discourage accumulations of large blocks of our shares by purchasers whose objective is to take control of RenaissanceRe and remove a majority of our Board of Directors, the classification of our Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulation of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher price than might otherwise be the case.

VOTING RIGHTS LIMITATIONS

Our Bye-Laws provide that to the extent a Person shall be deemed by our Board of Directors in its sole discretion to own or control Controlled Shares which represent in excess of 9.9% of the voting rights attached to all of our issued and outstanding capital shares, then all such excess Controlled Shares shall carry no voting rights and the voting rights of such excess Controlled Shares shall be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject to certain exceptions designed to avoid having such allocation cause any other shareholder to become a Ten Percent Shareholder. Our Board of Directors has the right to waive these restrictions in its sole discretion.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	requisition special general meetings.

Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include giving written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking specified actions within specified time periods, and requiring a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS

Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.

AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

We have a large number of authorized but unissued shares available for issuance. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make a change in our control more difficult. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

For a description of the depositary shares currently outstanding, see “Description of Our Capital Shares — Series F Preference Shares” and “Description of Our Capital Shares — Series G Preference Shares.”

DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERENCE SHARES

Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

MISCELLANEOUS

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

We and RenaissanceRe Finance may offer debt securities. The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s senior debt securities are to be issued under a senior indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Senior Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. Our subordinated debt securities are to be issued under a subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s subordinated debt securities are to be issued under a subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. In addition, we and RenaissanceRe Finance may issue junior subordinated debt securities, including to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust. Our junior subordinated debt securities are to be issued under a junior subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference and RenaissanceRe Finance’s junior subordinated debt securities are to be issued under a junior subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Junior Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. The senior indentures, the subordinated indentures and the junior subordinated indentures are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement. The indentures are subject to and governed by the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indentures and the subordinated indentures are substantially identical, except for provisions relating to subordination. The subordinated indentures and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours or RenaissanceRe Finance, as applicable, and provisions relating to the issuance of securities to the Capital Trust.

GENERAL

The indentures do not limit the aggregate principal amount of the debt securities that we or RenaissanceRe Finance may issue thereunder and provide that we or RenaissanceRe Finance, as applicable, may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our and RenaissanceRe Finance’s senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “Subordination of the Subordinated Debt Securities of RenaissanceRe,” “Subordination of the Subordinated Debt Securities of RenaissanceRe Finance” and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of such issuer’s senior and subordinated indebtedness, as described below under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantor is RenaissanceRe Finance . Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

In the event that we or RenaissanceRe Finance issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued by us or RenaissanceRe Finance, as applicable, to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust.

The prospectus supplement relating to the particular debt securities offered thereby will include specific terms relating to the offering. The terms will include, among other things, some or all of the following, as applicable:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such debt securities are to be redeemable at the issuer’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the issuer’s option;

•

whether the issuer will be obligated to redeem or purchase any such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•	if other than denominations of $2,000 or multiples of $1,000, and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable;

•

whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at the issuer’s election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of junior subordinated debt securities issued by us or by RenaissanceRe Finance to the Capital Trust, the terms and conditions of any obligation or right of ours, RenaissanceRe Finance or the Capital Trust to convert or exchange such subordinated debt securities into preferred securities of the Capital Trust;

•

in the case of junior subordinated debt securities issued by us or by RenaissanceRe Finance to the Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of the Capital Trust;

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in the case of the subordinated debt securities issued by us or RenaissanceRe Finance, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of the applicable issuer, in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•

whether, under what circumstances and in which currency we or RenaissanceRe Finance, as applicable, will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we or RenaissanceRe Finance, as applicable, will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us or RenaissanceRe Finance, as applicable, for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us or RenaissanceRe Finance, as applicable, for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the older, except the portion, if any, of such debt security not to be so repaid.

We or RenaissanceRe Finance, as applicable, will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities are payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us or RenaissanceRe Finance. Accordingly, we or RenaissanceRe Finance could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our or RenaissanceRe Finance’s capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or the issuer’s covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our or RenaissanceRe Finance’s option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and the issuer’s organizational documents.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

Unless otherwise described in a prospectus supplement, each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours) or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours), or (2) permit any Person (other than, in the case of RenaissanceRe Finance, another subsidiary of ours) to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the issuer, unless, among other things, (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the issuer’s obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met. Each indenture provides similar restrictions for the guarantor, if any.

EVENTS OF DEFAULT

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 90 days;

(2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default by the issuer or the guarantor (if any) in the performance, or breach, of any other covenant or warranty of the issuer or the guarantor (if any) contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and

(4) certain events relating to bankruptcy, insolvency or reorganization of the issuer or the guarantor (if any).

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series, unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

MODIFICATION AND WAIVER

The issuer and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change the issuer’s obligation to pay additional amounts with respect to any debt security;

•

change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the issuer to repay any debt security at the option of the holder, adversely affect the right of repayment, at the option of such holder, of any affected debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture;

•

modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

•

modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities, or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture or the junior subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities, or the junior subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

The issuer and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to the issuer’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities;

•

make any other amendments or modifications that do not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture; provided that any amendment or modification that conforms the applicable indenture to the terms described in this prospectus (including any prospectus supplement) pursuant to which the applicable debt securities were initially sold shall be deemed not to adversely affect the interests of holders;

•	provide for any additional guarantees with respect to the debt securities of all or any series; or

•	provide for the addition of one or more co-obligors with respect to the debt securities of all or any series.

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, the issuer is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indentures.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal and any premium and interest to the maturity or redemption date thereof, as applicable.

Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as applicable, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the issuer is a party or by which it is bound;

(2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3) the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the IRS received by the issuer, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

(4) with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. “Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

If, after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable, as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event the issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer would remain liable to make payment of such amounts due at the time of acceleration.

REDEMPTION

Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust,” the issuer may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. Neither we nor RenaissanceRe Finance currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time it receives an opinion of counsel stating that, as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use of reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.

Except as otherwise provided in the related prospectus supplement, in the case of any series of junior subordinated debt securities issued by us or RenaissanceRe Finance to the Capital Trust, if an Investment Company Event or a Tax Event (each, a “Special Event”) shall occur and be continuing, we or RenaissanceRe Finance, as applicable, may, at the option of such issuer, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of the Capital Trust, the receipt by the Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, there is more than an insubstantial risk that the Capital Trust is or will be considered an investment company or a company controlled by an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Capital Trust.

“Tax Event” means, in respect of the Capital Trust, the receipt by us or RenaissanceRe Finance, as applicable, or the Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Capital Trust, there is more than an insubstantial risk that (i) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities, (ii) interest payable by us or RenaissanceRe Finance, as applicable, on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us or RenaissanceRe Finance, as applicable, in whole or in part, for U.S. federal income tax purposes or (iii) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Unless otherwise described in a prospectus supplement, a notice of redemption may not be conditioned and a notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We or RenaissanceRe Finance anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in a global security will be limited to participants and persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as applicable, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered owners or holders thereof under the indenture under which the debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, us or RenaissanceRe Finance will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We and RenaissanceRe Finance expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We and RenaissanceRe Finance also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of: (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

As further described above under “— Redemption”, in certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY US

Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. As of March 31, 2023, we had an aggregate of $400.0 million principal amount of outstanding Senior Indebtedness in the form of senior notes. In addition, we have guaranteed outstanding senior notes issued by RenaissanceRe Finance in an aggregate principal amount of $600.0 million and have also agreed to guarantee the reimbursement obligations of certain of our insurance and reinsurance subsidiaries under their letter of credit facilities. If certain events occur, including:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours, then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness (as defined in the applicable indenture) of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all of our Senior Indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities and any guarantees thereof (other than in respect of our junior subordinated debt securities);

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under any junior subordinated indenture, any Indebtedness, including all guarantees, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RENAISSANCERE FINANCE

Subordinated debt securities issued by RenaissanceRe Finance will, to the extent set forth in the subordinated indenture of RenaissanceRe Finance, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RenaissanceRe Finance. As of March 31, 2023, RenaissanceRe Finance had $600.0 million of outstanding senior notes. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RenaissanceRe Finance or to its creditors, as such, or to its assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of RenaissanceRe Finance, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RenaissanceRe Finance,

then and in any such event the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RenaissanceRe Finance, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RenaissanceRe Finance are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RenaissanceRe Finance, and to that end the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RenaissanceRe Finance being subordinated to the payment of subordinated debt securities of RenaissanceRe Finance, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. By reason of such subordination, in the event of the liquidation or insolvency of RenaissanceRe Finance, holders of Senior Indebtedness and holders of other obligations of RenaissanceRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RenaissanceRe Finance.

Subject to the payment in full of all Senior Indebtedness of RenaissanceRe Finance, the rights of the holders of subordinated debt securities of RenaissanceRe Finance will be subrogated to the rights of the holders of such

Senior Indebtedness to receive payments or distributions of cash, property or securities of RenaissanceRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RenaissanceRe Finance, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RenaissanceRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RenaissanceRe Finance has been accelerated because of a default.

The RenaissanceRe Finance subordinated indenture does not limit or prohibit RenaissanceRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RenaissanceRe Finance’s other obligations. The senior debt securities issued by RenaissanceRe Finance will constitute Senior Indebtedness under the RenaissanceRe Finance subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RenaissanceRe Finance outstanding at any time, except:

(1) the subordinated debt securities issued by RenaissanceRe Finance (other than in respect of the junior subordinated debt securities of RenaissanceRe Finance);

(2) Indebtedness of RenaissanceRe Finance as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RenaissanceRe Finance in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with RenaissanceRe Finance which is a financing vehicle of RenaissanceRe Finance or any of its Affiliates in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness of RenaissanceRe Finance and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. The RenaissanceRe Finance subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RenaissanceRe Finance, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT SECURITIES ISSUED TO THE CAPITAL TRUST

OPTION TO EXTEND INTEREST PAYMENT DATE

Unless provided otherwise in the related prospectus supplement, we or RenaissanceRe Finance, as applicable, will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an “extension period”), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement.

OPTION TO EXTEND MATURITY DATE

Unless provided otherwise in the related prospectus supplement, we or RenaissanceRe Finance, as applicable, will have the right to:

(1) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Capital Trust upon the liquidation of the Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of the Capital Trust; and

(2) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (a) it is not in bankruptcy, otherwise insolvent or in liquidation, (b) it has not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (c) the Capital Trust is not in arrears on payments of distributions on the Capital Trust’s preferred securities and no deferred distributions have accumulated, (d) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization, and (e) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

If we or RenaissanceRe Finance, as applicable, exercise our or its right to liquidate the Capital Trust and exchange the junior subordinated debt securities for the preferred securities of the Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Capital Trust.

PAYMENT OF ADDITIONAL AMOUNTS

If junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust provide for the payment by us or RenaissanceRe Finance, as applicable, of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we or RenaissanceRe Finance, as applicable, will pay to the holder of any such debt security such additional amounts as provided in the related junior subordinated indenture.

CERTAIN COVENANTS

RenaissanceRe or RenaissanceRe Finance, as applicable, as issuer, and RenaissanceRe, as guarantor (if applicable), will each covenant, as to each series of our or RenaissanceRe Finance’s junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, that the issuer of the junior subordinated debentures will not, and will not permit any of its Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding capital stock or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of the issuer of the junior subordinated debentures or RenaissanceRe that ranks equal to or junior in interest to the junior subordinated debt securities or the related guarantee, as applicable, or make any guarantee payments with respect to any guarantee by the issuer of the junior subordinated debentures or RenaissanceRe, as applicable, of the debt securities of any Subsidiary of the issuer of the junior subordinated debentures or RenaissanceRe, as applicable, if such guarantee ranks equal to or junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as applicable (with certain exceptions, including (a) dividends or distributions in our common shares or rights to acquire our common shares, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of RenaissanceRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future and (c) purchases of common shares related to the issuance of common shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we or RenaissanceRe Finance, as applicable, have actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable junior subordinated indenture and (B) in respect of which RenaissanceRe or RenaissanceRe Finance, as applicable, shall not have taken reasonable steps to cure, (ii) RenaissanceRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities or (iii) the issuer of the junior subordinated debt securities shall have given notice of its election to begin an Extension Period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

In the event we or RenaissanceRe Finance, as applicable, issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities of the Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, we or RenaissanceRe Finance, as applicable, will also covenant:

(1) to maintain ownership by RenaissanceRe Finance, directly or indirectly, of 100% ownership of the common securities of the Capital Trust; provided, however, that any permitted successor of RenaissanceRe Finance under the applicable junior subordinated indenture may succeed to ownership of such common securities;

(2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Capital Trust, the redemption of all of the preferred securities and common securities of the Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Capital Trust; and

(3) to use reasonable efforts, consistent with the terms of the related trust agreement, to cause the Capital Trust to remain classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

If an Event of Default with respect to a series of junior subordinated debt securities issued to the Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Capital Trust may institute a legal proceeding directly against us as issuer or guarantor or RenaissanceRe Finance, as applicable, which we refer to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. Neither we nor RenaissanceRe Finance, as applicable, may amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of each preferred security then outstanding. If the right to bring a Direct Action is removed, the Capital Trust may become subject to the reporting obligations under the Exchange Act. We or RenaissanceRe Finance, as applicable, will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us or RenaissanceRe Finance, as applicable, in connection with a Direct Action. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See “Description of the Trust Preferred Securities — Events of Default; Notice.”

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

Concurrently with any issuance by RenaissanceRe Finance of senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The trustee will act as guarantee trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Similarly, concurrently with any issuance by RenaissanceRe Finance of subordinated debt securities, we will execute and deliver a subordinated debt securities guarantee for the benefit of the holders from time to time of such subordinated debt securities. The trustee will act as guarantee trustee under the subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Concurrently with any issuance by RenaissanceRe Finance of junior subordinated debt securities to the Capital Trust, we will execute and deliver a junior subordinated debt securities guarantee for the benefit of the holders from time to time of such junior subordinated debt securities. The trustee will act as guarantee trustee under the junior subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The junior subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of our guarantee of the senior debt securities, subordinated debt securities and junior subordinated debt securities of RenaissanceRe Finance. The following summary of certain provisions of the guarantees is not complete. You should read the forms of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. The forms of guarantee have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

GENERAL

We will fully and unconditionally guarantee all obligations of RenaissanceRe Finance under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of RenaissanceRe, and the guarantees of RenaissanceRe Finance’s subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and policyholders, including any claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantor is RenaissanceRe Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Except to the extent otherwise provided in the applicable guarantee, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, except to the extent otherwise provided in the applicable guarantee, we will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

AMENDMENTS

Any senior debt securities guarantee or subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder.

Any junior subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of at least a majority in liquidation preference of the then outstanding preferred securities issued by the Capital Trust. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder of the then outstanding preferred securities issued by the Capital Trust.

No consent of the holders of RenaissanceRe Finance’s senior, subordinated or junior subordinated debt securities is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.

INFORMATION CONCERNING THE TRUSTEE

RenaissanceRe and RenaissanceRe Finance may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants, we will file a copy of the form of warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

GENERAL

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and non-assessable (as such is understood under Bermuda law).

EXERCISE OF STOCK WARRANTS

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, amalgamation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants to purchase debt securities, we will file a copy of the form of debt warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

GENERAL

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The Capital Trust will be governed by the terms of the restated trust agreement. Under the restated trust agreement of the Capital Trust, the Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by us or RenaissanceRe Finance, and purchased by the Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by RenaissanceRe Finance to the Capital Trust will be guaranteed by RenaissanceRe on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to the Capital Trust. See “Use of Proceeds.”

The following summary sets forth the material terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference.

ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

Under the terms of the restated trust agreement for the Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of the Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the Capital Trust except as described under “Subordination of Common Securities.” The Property Trustee will hold the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the Capital Trust are collectively referred to as the “trust securities” of the Capital Trust.

We will issue a guarantee agreement for the benefit of the holders of the Capital Trust’s preferred securities (the “preferred securities guarantee” for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantee.”

DISTRIBUTIONS

Unless otherwise specified in the relevant prospectus supplement, distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a “distribution date”). A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the trustee for the corresponding junior subordinated debt securities is closed for business.

Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve (12) 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. References to “distributions” include any such additional distributions unless otherwise stated.

If provided in the applicable prospectus supplement, we or RenaissanceRe Finance, as applicable, have the right under the applicable junior subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Description of the Debt Securities — Option to Extend Interest Payment Date.” As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period.

The funds of the Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If neither RenaissanceRe, as issuer or guarantor, nor RenaissanceRe Finance, as the case may be, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantee.”

Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the Capital Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be fifteen (15) Business Days prior to the relevant distribution dates, or as otherwise specified in the applicable prospectus supplement. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under “Global Preferred Securities.” In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement.

REDEMPTION OR EXCHANGE

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by the Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall be applied by the Property Trustee, upon not less than 30 nor more than 60 days’ notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the “redemption price”). If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities.

We or RenaissanceRe Finance, as applicable, will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under “Description of the Debt Securities — Redemption,” or (2) as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the Capital Trust shall occur and be continuing, we or RenaissanceRe Finance, as applicable, have the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we or RenaissanceRe Finance, as applicable, have the right to dissolve the Capital Trust and after satisfaction of the liabilities of creditors of the Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If we or RenaissanceRe Finance, as applicable, do not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. “Additional Sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Capital Trust has become subject as a result of a Tax Event.

Except with respect to certain other circumstances, on and after the date on which junior subordinated debentures are distributed to holders of Trust Preferred Securities in connection with the dissolution and liquidation of the Capital Trust as a result of an early termination event:

(1) the trust securities will no longer be deemed to be outstanding;

(2) certificates representing a like amount of junior subordinated debt will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

(3) we or RenaissanceRe Finance, as applicable, will use our or its reasonable efforts to have the junior subordinated debt listed or traded on such stock exchange, interdealer quotation system and/or other self- regulatory organization as the trust preferred securities are then listed or traded;

(4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt, accruing interest at the rate provided for in the junior subordinated debt from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt); and (5) all rights of security holders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt upon surrender of trust securities certificates.

An early termination event, within the meaning of this section, means (1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, or RenaissanceRe Finance, (2) the direction of the property trustee to dissolve the trust and exchange the trust securities for junior subordinated debt, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt or (4) a court order to dissolve the Capital Trust.

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of the Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

The Capital Trust may redeem preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The Capital Trust may redeem preferred securities and the redemption price shall be payable on each redemption date only to the extent that the Capital Trust has funds on hand available for the payment of such redemption price. See also “Subordination of Common Securities.”

If the Capital Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book- entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price and such distributions, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantee,” distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries (including RenaissanceRe Finance) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement. The Capital Trust will pay the redemption price on the preferred securities to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be 15 Business Days prior to the relevant redemption date or as otherwise specified in the applicable prospectus supplement; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

If the Capital Trust redeems less than all of the preferred securities and common securities issued by it on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless RenaissanceRe, as issuer or as guarantor, or RenaissanceRe Finance, as applicable, defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

Payment of distributions on, and the redemption price of, the Capital Trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Trust’s preferred securities then due and payable.

In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF THE CAPITAL TRUST

Pursuant to the restated trust agreement, the Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

(1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, or RenaissanceRe Finance, as applicable;

(2) the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we or RenaissanceRe Finance, as the case may be, as Depositor have given written direction to the Property Trustee to dissolve the Capital Trust (which direction is optional and wholly within its discretion, as Depositor);

(3) the redemption of all of the Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt; or

(4) the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction.

If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of the Capital Trust, the Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because the Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of the Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities.

EVENTS OF DEFAULT; NOTICE

Any one of the following events constitutes an “Event of Default” under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see “Description of the Debt Securities — Events of Default”);

(2) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(3) default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable;

(4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Capital Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Capital Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the Capital Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such restated trust agreement; or

(5) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the holder of the common securities of the Capital Trust to appoint a successor Property Trustee within 60 days thereof.

Within 15 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Trust’s preferred securities, the Administrative Trustees and to us or RenaissanceRe Finance, as the case may be, as Depositor, unless such Event of Default shall have been cured or waived. We or RenaissanceRe Finance, as the case may be, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement.

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the Capital Trust as described above. See “— Liquidation Distribution Upon Dissolution of the Capital Trust.” The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF CAPITAL TRUSTEES

Unless an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of the Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF CAPITAL TRUSTEES

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital Trustee shall be a party, shall be the successor of the Capital Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE CAPITAL TRUST

The Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of the Capital Trust.” The Capital Trust may, at the request of us or RenaissanceRe Finance, as applicable, with the consent of only the

Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

(1) such successor entity either (a) expressly assumes all of the obligations of the Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) we or RenaissanceRe Finance, as applicable, expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

(3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

(4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

(6) such successor entity has a purpose substantially identical to that of the Capital Trust;

(7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we or RenaissanceRe Finance, as applicable, have received an opinion from independent counsel to the Capital Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

(8) we, RenaissanceRe Finance or any permitted successor or assignee owns all of the common securities of such successor entity, and RenaissanceRe or any permitted successor or assignee guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, the Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Capital Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING AND PREEMPTIVE RIGHTS

Except as provided below and under “Description of the Trust Preferred Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights.

AMENDMENT OF RESTATED TRUST AGREEMENT

The restated trust agreement may be amended from time to time by us or RenaissanceRe Finance, as applicable and the Capital Trustees, without the consent of the holders of the trust securities:

(1) to cure any ambiguity, to correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement which shall not be inconsistent with the other provisions of such restated trust agreement, or

(2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the Capital Trust.

The restated trust agreement may be amended by us, or RenaissanceRe Finance, as applicable, and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust’s status as a grantor trust for U.S. federal income tax purposes or the Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

(1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

(2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

(1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

(2) waive any past default that is waivable under Section 5.13 of the subordinated indenture (as described in “Description of the Debt Securities — Modification and Waiver”);

(3) exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable; or

(4) consent to any amendment, modification or termination of the subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent shall be given by the

Property Trustee without the prior consent of each holder of the corresponding preferred securities. The Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the Capital Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Trust will not be classified as a corporation for United States federal income tax purposes on account of such action.

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement.

No vote or consent of the holders of preferred securities will be required for the Capital Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the Capital Trustees or any affiliate of ours (including RenaissanceRe Finance) or any Capital Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

The preferred securities of the Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of the Capital Trust will be described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of the Capital Trust will provide that (1) if we or RenaissanceRe Finance, as applicable, advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we or RenaissanceRe Finance, as applicable, at our or its option, advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may under certain circumstances be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the Capital Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Capital Trust or by wire transfer to an account maintained with a bank in the United States. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us or RenaissanceRe Finance, as applicable, and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and us) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the preferred securities. The depositor of the Capital Trust has the right to change the registrar and transfer agent for the preferred securities at any time in its sole discretion.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by us or RenaissanceRe Finance, as applicable. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in such a way that the Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as indebtedness of ours or RenaissanceRe Finance, as applicable, for United States Federal income tax purposes. In this connection, we or RenaissanceRe Finance, as applicable, and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Trust or each restated trust agreement, that we or RenaissanceRe Finance, as applicable, and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

Concurrently with any issuance by the Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. Deutsche Bank Trust Company Americas will act as indenture trustee (“Guarantee Trustee”) under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference. Reference in this summary to preferred securities means the Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the Capital Trust’s preferred securities.

GENERAL

We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Capital Trust (the “Guarantee Payments”), will be subject to the preferred securities guarantee:

(1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the Capital Trust has funds on hand available for payment at such time;

(2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Capital Trust has funds on hand available for payment at such time; and

(3) upon a voluntary or involuntary dissolution, winding up or liquidation of the Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent the Capital Trust has funds available for payment at such time and (b) the amount of assets of the Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the Capital Trust to pay such amounts to such holders. Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the Capital Trust’s payment obligations under the preferred securities, but will apply only to the extent that the Capital Trust has funds sufficient to make such payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. As of March 31, 2023, we had an aggregate of $400.0 million principal amount of outstanding Senior Indebtedness in the form of senior notes. In addition, we have guaranteed outstanding senior notes issued by RenaissanceRe Finance in an aggregate principal amount of $600.0 million and have also agreed to guarantee the reimbursement obligations of certain of our insurance and reinsurance subsidiaries under their letter of credit facilities.

If we (as issuer or guarantor) or RenaissanceRe Finance, as applicable, do not make interest payments on the corresponding junior subordinated debt securities held by the Capital Trust, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See “Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantor is RenaissanceRe Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust’s obligations under the preferred securities. See “The Capital Trust,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms.

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee.

If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the Capital Trust, the Guarantee Trustee or any other person or entity.

We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee.

NEW YORK LAW TO GOVERN

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state.

THE EXPENSE AGREEMENT

Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of the preferred securities or other similar interests in the Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

(1) senior debt securities or subordinated debt securities of ours or RenaissanceRe Finance;

(2) preference shares;

(3) debt obligations of third parties, including U.S. Treasury securities; or

(4) preferred securities of the Capital Trust.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract. The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.

If we issue purchase contracts, we will file a copy of the form of purchase contract agreement as an exhibit to the registration statement of this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares, preferred securities or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplement will describe:

(1) the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2) a description of the terms of any unit agreement governing the units; and

(3) a description of the provisions for the payment, settlement, transfer or exchange of the units.

If we issue units, we will file a copy of the form of unit agreement as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

PLAN OF DISTRIBUTION

We, RenaissanceRe Finance and/or the Capital Trust may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.

In addition, we or RenaissanceRe Finance may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement and subject to receiving the prior written consent of the BMA (where required), sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA (if required), we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us, RenaissanceRe Finance and/or the Capital Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by us or through agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, RenaissanceRe Finance and/or the Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, RenaissanceRe Finance and/or the Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We, RenaissanceRe Finance and/or the Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, RenaissanceRe Finance and/or the Capital Trust grants any over-allotment option, the terms of such over- allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, RenaissanceRe Finance and/or the Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, RenaissanceRe Finance and/or the Capital Trust and the sale thereof may be made by us, RenaissanceRe Finance, and/or the Capital Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us, RenaissanceRe Finance and/or the Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, RenaissanceRe Finance and/or the Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We or RenaissanceRe Finance may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids of purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us, RenaissanceRe Finance and/or the Capital Trust to indemnification by us, RenaissanceRe Finance and/or the Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we, RenaissanceRe Finance and/or the Capital Trust will authorize underwriters or other persons acting as our, RenaissanceRe Finance’s and/or the Capital Trust’s agents to solicit offers by certain institutions to purchase offered securities from us, RenaissanceRe Finance and/or the Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, RenaissanceRe Finance and/or the Capital Trust, as applicable. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in a prospectus supplement of our, RenaissanceRe Finance’s and/or the Capital Trust’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we, RenaissanceRe Finance and/or the Capital Trust, as applicable, will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, the Series F Preference Shares, the Series G Preference Shares, the Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share) and the Depositary Shares (each representing a 1/1,000th interest in a Series G Preference Share), each of which are listed on the New York Stock Exchange, will have no established trading market. We, RenaissanceRe Finance and/or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, RenaissanceRe Finance nor the Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

GENERAL

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantee described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission.

We maintain a website at www.renre.com. The information on our website is not incorporated by reference in this prospectus. We make available, free of charge through our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Commission. We also make available, free of charge from our website, our Audit Committee Charter, Corporate Governance and Human Capital Management Committee Charter, Corporate Governance Guidelines, and Code of Ethics. Such information is also available in print for any shareholder who sends a request to RenaissanceRe Holdings Ltd., Attn: Office of the Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Our common shares are listed on the New York Stock Exchange under the symbol “RNR” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

RENAISSANCERE FINANCE

There are no separate financial statements of RenaissanceRe Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RenaissanceRe Finance because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of RenaissanceRe Finance; and

•

The obligations of RenaissanceRe Finance under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

RenaissanceRe Finance is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

THE CAPITAL TRUST

There are no separate financial statements of the Capital Trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the Capital Trust because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the Capital Trust;

•

The Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Capital Trust and investing the proceeds in subordinated debt securities issued by us or RenaissanceRe Finance; and

•	The obligations of the Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See “Description of the Trust Preferred Securities Guarantee.”

The Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to the effectiveness of this registration statement and after the date of this prospectus and until we, RenaissanceRe Finance and the Capital Trust sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Current Reports on Form 8-K filed with the Commission on February  22, 2023, April  6, 2023, May  11, 2023 and May 22, 2023;

(2) Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on February  8, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May  3, 2023;

(3) Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 23, 2023;

(4) The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description; and

(5) The description of our Depositary Shares (each representing a 1/1,000th interest in a 5.750% Series F Preference Share) set forth in our registration statement filed under the Exchange Act on Form 8-A on June 18, 2018, including any amendment or report for the purpose of updating such description; and

(6) The description of our Depositary Shares (each representing a 1/1,000th interest in a 4.20% Series G Preference Share) set forth in our registration statement filed under the Exchange Act on Form 8-A on July 12, 2021, including any amendment or report for the purpose of updating such description; and

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Shannon Lowry Bender, Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda, telephone (441) 295-4513.

LEGAL OPINIONS

Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Carey Olsen Bermuda Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2022 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RenaissanceRe Holdings Ltd. at December 31, 2021, and for each of the two years in the period ended December 31, 2021, appearing in RenaissanceRe Holdings Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving RenaissanceRe Finance Inc., our United States agent irrevocably appointed for that purpose.

We have been advised by Carey Olsen Bermuda Limited, our special Bermuda legal counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Carey Olsen Bermuda Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NONE OF WE, RENAISSANCERE

FINANCE OR THE CAPITAL TRUST HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE, RENAISSANCERE FINANCE AND THE CAPITAL TRUST ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

6,300,000 Shares

RenaissanceRe Holdings Ltd.

Common Shares

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley		Goldman Sachs & Co. LLC
Barclays	Citigroup	Wells Fargo Securities

Senior Co-Manager

RBC Capital Markets

Co-Managers

BMO Capital Markets	BNY Mellon Capital Markets, LLC	HSBC	ING

SOCIETE GENERALE	Dowling & Partners Securities, LLC		PJT Partners

May 23, 2023